EXECUTION COPY





               SECOND AMENDED AND RESTATED CREDIT AGREEMENT


                                  among


                        THE RYLAND GROUP, INC.,


                            CERTAIN LENDERS,


             THE CHASE MANHATTAN BANK, NATIONSBANK, N.A.,
                   BANK OF AMERICA ILLINOIS AND
            THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY,

                            as Co-Agents,


                     THE CHASE MANHATTAN BANK
                     as Syndication Agent and
                       Documentation Agent


                                and


                          NATIONSBANK, N.A.
                       as Administrative Agent




                      Dated as of June 24, 1997




                            TABLE OF CONTENTS

                                                                Page


SECTION 1.  DEFINITIONS                                          1
1.1  Defined Terms                                               1
1.2  Other Definitional Provisions                              24
1.3  Accounting Principles                                      25

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS                     25
2.1  Revolving Credit Commitments.                              25
2.2  Revolving Credit Notes                                     25
2.3  Procedure for Revolving Credit Borrowing                   26
2.4  Short-Term Funding Line Commitments                        26
2.5  Fees                                                       29
2.6  Optional Termination and Reduction of Commitments          29
2.7  Optional Prepayments; Mandatory Prepayments                30
2.8  Conversion and Continuation Options                        30
2.9  Minimum Amounts of Tranches                                31
2.10  Interest Rates and Payment Dates                          31
2.11  Repayment of Loans                                        32
2.12  Computation of Interest and Fees                          32
2.13  Inability to Determine Interest Rate                      33
2.14  Pro Rata Treatment and Payments                           34
2.15  Illegality                                                35
2.16  Eurocurrency Reserve Costs; Requirements of Law           35
2.17  Taxes                                                     38
2.18  Indemnity                                                 39

SECTION 3.  LETTERS OF CREDIT                                   40
3.1  L/C Commitment                                             40
3.2  Procedure for Issuance of Letters of Credit                40
3.3  Fees, Commissions and Other Charges                        41
3.4  L/C Participations                                         41
3.5  Reimbursement Obligation of the Company                    43
3.6  Obligations Absolute                                       43
3.7  Letter of Credit Payments                                  44
3.8  Application                                                44

SECTION 4.  REPRESENTATIONS AND WARRANTIES                      44
4.1  Financial Condition                                        44
4.2  No Change                                                  45
4.3  Corporate Existence; Compliance with Law                   45
4.4  Corporate Power; Authorization; Enforceable Obligations    45
4.5  No Legal Bar                                               46
4.6  No Material Litigation                                     46
4.7  No Default                                                 46
4.8  Ownership of Property; Liens                               46
4.9  Intellectual Property                                      46
4.10  Taxes                                                     47
4.11  Federal Regulations                                       47
4.12  ERISA                                                     47
4.13  Investment Company Act; Other Regulations                 48
4.14  Subsidiaries                                              48
4.15  Accuracy and Completeness of Information                  48
4.16  Environmental Matters                                     48
4.17  Status of the Notes                                       49
4.18  Purpose of Loans                                          50

SECTION 5.  CONDITIONS PRECEDENT                                50
5.1  Conditions to Initial Extensions of Credit                 50
5.2  Conditions to Each Extension of Credit                     51

SECTION 6.  AFFIRMATIVE COVENANTS                               52
6.1  Financial Statements                                       52
6.2  Certificates; Other Information                            53
6.3  Payment of Obligations                                     54
6.4  Conduct of Business and Maintenance of Existence           54
6.5  Maintenance of Property; Insurance                         55
6.6  Inspection of Property; Books and Records; Discussions     55
6.7  Notices                                                    55
6.8  Environmental Laws                                         56
6.9  Guarantees from Future Subsidiaries                        57

SECTION 7.  NEGATIVE COVENANTS                                  57
7.1  Financial Condition Covenants                              57
7.2  Limitation on Indebtedness                                 58
7.3  Limitation on Liens                                        60
7.4  Limitation on Guarantee Obligations                        62
7.5  Limitations of Fundamental Changes                         63
7.6  Limitation on Sale of Assets                               63
7.7  Limitation on Dividends                                    64
7.8  Limitation on Investments                                  65
7.9  Limitation on Optional Payments and Modification of Debt
Instruments                                         66
7.10  Transactions with Affiliates                              67
7.11  Limitation on Inventory                                   67
7.12  Fiscal Year                                               68
7.13  Compliance with ERISA                                     68
7.14  Preferred Stock                                           68
7.15  Limitation on Indebtedness of New Subsidiaries.           68

SECTION 8.  EVENTS OF DEFAULT                                   68

SECTION 9.  THE AGENTS                                          72
9.1  Appointment                                                72
9.2  Delegation of Duties                                       72
9.3  Exculpatory Provisions                                     72
9.4  Reliance by Agents                                         73
9.5  Notice of Default                                          73
9.6  Non-Reliance on Agents and Other Lenders                  73
9.7  Indemnification                                            74
9.8  Agents in Individual Capacity                              74
9.9  Successor Administrative Agent                             75
9.10  Successor Documentation Agent                             75
9.11  The Co-Agents and the Syndication Agent.                  75

SECTION 10.  MISCELLANEOUS                                      75
10.1  Amendments and Waivers                                    75
10.2  Notices                                                   76
10.3  No Waiver; Cumulative Remedies                            77
10.4  Survival of Representations and Warranties                77
10.5  Payment of Expenses and Taxes                             77
10.6  Successors and Assigns; Participations and Assignments    78
10.7  Adjustments; Set-off                                     81
10.8  Counterparts                                              81
10.9  Severability                                              82
10.10  Integration                                              82
10.11  GOVERNING LAW                                            82
10.12  Submission To Jurisdiction                               82
10.13  WAIVER OF JURY TRIAL                                     82
10.14  Confidentiality                                          83


ANNEXES AND SCHEDULES

Annex I         Significant Homebuilding Subsidiaries
Schedule 1.1    Lenders, Addresses and Commitments
Schedule 4.6    Litigation
Schedule 4.14   List of Subsidiaries
Schedule 6.2(g) Financial Information
Schedule 7.2(f) Existing IRB Indebtedness


EXHIBITS

Exhibit A     Form of Revolving Credit Note
Exhibit B     Form of Short-Term Funding Line Note
Exhibit C     Form of Borrowing Base Certificate
Exhibit D     Form of Guaranty
Exhibit E-1   Form of Legal Opinion of Corporate Counsel to the Company
Exhibit E-2   Form of Legal Opinion of Piper & Marbury L.L.P., counsel for the
Company and the Guarantors
Exhibit F     Form of Assignment and Acceptance
Exhibit G     Form of Compliance Certificate
Exhibit H     Form of Affirmation, Restatement and Joinder


      SECOND AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 24, 1997, among THE RYLAND GROUP, INC., a Maryland corporation (the "Company"), the several lenders from time to time parties to this Agreement (the "Lenders"), THE CHASE MANHATTAN BANK, NATIONSBANK, N.A., BANK OF AMERICA ILLINOIS, and THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY, as Co-Agents (in such capacity, the "Co-Agents"), THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as Documentation Agent and Syndication Agent (in such respective capacities, the "Documentation Agent" and the "Syndication Agent") and NATIONSBANK, N.A., a national banking association ("NationsBank"), as Administrative Agent (in such capacity, the "Administrative Agent").


                          W I T N E S S E T H :


      WHEREAS, the Company and certain of the Lenders and Co-Agents were parties to the Credit Agreement dated as of July 29, 1993.

      WHEREAS, the Company and certain of the Lenders and Co-Agents are parties to the Existing Amended and Restated Credit Agreement, and desire to amend and restate the Existing Amended and Restated Credit Agreement;

      WHEREAS, the Company has requested the Lenders to make certain extensions of credit to it; and

      WHEREAS, the Lenders are willing to make such extensions of credit on the terms and conditions contained herein;

      NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties hereto hereby agree that the Existing Amended and Restated Credit Agreement is amended and restated in its entirety as follows:


SECTION 1.  DEFINITIONS

      1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

      "ABR": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by NationsBank as its prime rate in effect at its principal office in Charlotte, North Carolina (the Prime Rate not being intended to be the lowest rate of interest charged by NationsBank in connection with extensions of credit to debtors); and "Federal Funds Effective Rate" shall mean, for any day, the rate set forth for such date opposite the caption "Federal Funds (Effective)" in the weekly statistical release designated "H.15 (510)", or any successor publication, published by the Board of Governors of the Federal Reserve System, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds
Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause
(b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the ABR due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

      "ABR Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the ABR.

      "Adjusted Consolidated Net Income": with respect to a Person for any period, the Consolidated Net Income of such Person and its Subsidiaries for such period plus, to the extent reflected as a charge in the statement of such Consolidated Net Income, total income tax expense minus any extraordinary income or gains, determined in accordance with GAAP.

      "Adjusted Consolidated Tangible Net Worth": with respect to the Company at any date, Consolidated Net Worth of the Company as at such date, less, without duplication, (a) Consolidated Intangibles, (b) the amount of such Consolidated Net Worth attributable to the Ryland Financial
Division and (c) the amount of such Consolidated Net Worth attributable to equity investments in and Advances to any unconsolidated joint venture the Indebtedness of which (excluding Advances from the Company or any Subsidiary to such joint venture) exceeds 25% of its total assets, determined in accordance with GAAP.

      "Advance": means any advance, loan or extension of credit to any Person or the purchase of any bonds, notes, debentures or other debt securities of any Person.

      "Affiliate": as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (i) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (ii) direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

      "Affirmation, Restatement and Joinder": the Affirmation, Restatement and Joinder to be executed and delivered by each Guarantor on the Closing Date, substantially in the form of Exhibit H.

      "Agents": the collective reference to the Documentation Agent, the Syndication Agent, the Co-Agents and the Administrative Agent;
individually, an "Agent".

      "Aggregate Outstanding Revolving Extensions of Credit": on any date, an amount equal to the sum of (a) the aggregate principal amount of all Revolving Credit Loans and Short-Term Funding Loans then outstanding and
(b) the L/C Obligations then outstanding.

      "Agreement": this Second Amended and Restated Credit Agreement, as amended, supplemented or otherwise modified from time to time.

      "Applicable Margin": with respect to each Type of Revolving Credit Loan, for any day, the rate per annum set forth below, under the column applicable to such Type, opposite the Rating in effect on such day:

       Rating                             Applicable Margin
       -------                                Eurodollar             CD
   (S&P / Moody's)       ABR Loans               Loans            Rate Loans
 ------------------      ----------        ----------------       ----------
    Category 1
    ----------               0%                  0.80%               .95%
 BBB/Baa2 or higher

    Category 2
    -----------              0                   0.90               1.05
     BBB-/Baa3

    Category 3
    -----------              0                   1.05               1.20
     BB+/Ba1

    Category 4
    -----------              0                   1.15               1.30
     BB/Ba2

    Category 5
    -----------              0                   1.35               1.50
     BB-/Ba3

    Category 6
    -----------              0                   1.70               1.85
   B+/B1 or lower

      For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then such Rating Agency shall be deemed to have established a rating in Category 6; (ii) if the Ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Applicable Margin shall be based on the higher of the two Ratings unless one of the two Ratings is two or more Categories lower than the other, in which case the Applicable Margin shall be determined by reference to the Category next below that of the higher of the two Ratings; and (iii) if the Ratings established or deemed to have been established by Moody's and S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. Each change in the Applicable Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Applicable Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

      "Application": an application, in such form as the Issuing Bank may specify from time to time, requesting the Issuing Bank to open a Letter of Credit.

      "Assignee":  as defined in subsection 10.6(c).

      "Associates Mortgage Funding Corporation": Associates Mortgage Funding Corporation, a Delaware corporation.

      "Available Commitments": on any date, the excess, if any, of (a) the amount of the aggregate Revolving Credit Commitments on such date over
(b) (i) the Aggregate Outstanding Revolving Extensions of Credit on such date less (ii) for the purposes of calculating the commitment fee pursuant to subsection 2.5(a) for the Lenders other than the Short-Term Funding Lenders only, the aggregate principal amount of Short-Term
Funding Loans outstanding on such day.

      "Borrowing Base": as of any date of determination, an amount equal to the sum of (i) 25% of Unsold Land Under Development, (ii) 70% of Unsold Housing Inventory, (iii) 90% of Sold Housing Inventory and (iv) Working Capital (if greater than zero). The Borrowing Base shall be determined as of the last Business Day of each calendar month and shall be certified pursuant to Borrowing Base Certificates delivered pursuant to subsection 6.2(f); the Borrowing Base set forth in any such Borrowing
Base Certificate shall be in effect from the date of delivery of such Borrowing Base Certificate until the date of delivery of the Borrowing
Base Certificate for the succeeding calendar month.

      "Borrowing Base Certificate": a certificate substantially in the form of Exhibit C, with such changes as the Documentation Agent may from time to time reasonably request for the purpose of monitoring the Borrowing
Base.

      "Borrowing Date":  any day specified in a notice pursuant to subsection
2.3 or 2.4 as a date on which the Company requests that Loans be made hereunder.

      "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in Charlotte, North Carolina or New York, New
York, are authorized or required by law to close; provided, however, that when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which commercial banks are not open for dealings in Dollar deposits in the London interbank market.

      "Cash Equivalents": (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than 90 days from the date of acquisition, (b) time deposits and certificates of deposit of any of the Lenders, or of any domestic or foreign commercial bank which has capital and surplus in excess of $500,000,000 or which has a commercial paper rating meeting the requirements specified in clause (d) below, having maturities of not more than 90 days from the date of acquisition, (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (a) and
(b) entered into with any bank meeting the qualifications specified in clause (b) above and (d) commercial paper of any Person rated at least A-2 or the equivalent thereof by S&P or P-2 or the equivalent thereof by Moody's and in either case maturing within 90 days after the date of acquisition.

      "C/D Assessment Rate": for any day as applied to any C/D Rate Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. 327.3(d) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States.

      "C/D Base Rate": with respect to each day during each Interest Period pertaining to a C/D Rate Loan, the rate of interest per annum determined by the Administrative Agent to be the arithmetic average (rounded upward to the nearest 1/100th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the average rate bid at 10:00 A.M., Charlotte, North Carolina time, or as soon thereafter as practicable, on the first day of such Interest Period by a total of three certificate of deposit dealers of recognized standing selected by such Reference Lender for the purchase at face value from such Reference Lender of its certificates of deposit in an amount comparable to the C/D Rate Loan of such Reference Lender to which such Interest Period applies and having a maturity comparable to such Interest Period.

      "C/D Rate": with respect to each day during each Interest Period pertaining to a C/D Rate Loan, a rate per annum determined for such day in accordance with the following formula (rounded upward to the nearest 1/100th of 1%):

                 C/D Base Rate             + C/D Assessment Rate
         -------------------------------
         1.00 - C/D Reserve Percentage

      "C/D Rate Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the C/D Rate.

      "C/D Reserve Percentage": for any day as applied to any C/D Rate Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System
(or any successor) (the "Board"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity comparable to the Interest Period for such C/D Rate
Loan.

      "Closing Date": the date on which the conditions specified in Section 5 are satisfied in full and the initial Loans are made hereunder.

      "Code": the Internal Revenue Code of 1986, as amended from time to time.

      "Combined Net Income": with respect to a Person or segment for any period, the combined net income (or loss) of such Person and its Subsidiaries and Consolidated Joint Ventures or such segment for such period (taken as a cumulative whole), determined on a combined basis in accordance with GAAP.

      Combined Total Liabilities": with respect to a Person or segment at a particular date, all amounts which would, in conformity with GAAP, be included under total liabilities on a combined balance sheet of such Person and its Subsidiaries and Consolidated Joint Ventures or such segment as at such date.

      "Commitment Fee Rate": for any day, the rate per annum set forth below opposite the Rating in effect on such day:

             Rating
            -------                        Commitment Fee
        (S&P / Moody's)                         Rate
       ------------------                  ---------------
          Category 1
          ----------                            .15%
      BBB/Baa2 or higher

          Category 2
          -----------                           .15
          BBB-/Baa3

         Category 3
         -----------                            .20
          BB+/Ba1

         Category 4
         -----------                            .25
           BB/Ba2

         Category 5
        -----------                             .30
          BB-/Ba3

         Category 6
         -----------                            .375
       B+/B1 or lower



      For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then such Rating Agency shall be deemed to have established a rating in Category 6; (ii) if the Ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Commitment Fee Rate shall be based on the higher of the two Ratings unless one of the two Ratings is two or more Categories lower than the other, in which case the Commitment Fee Rate shall be determined by reference to the Category next below that of the higher of the two Ratings; and (iii) if the Ratings established or deemed to have been established by Moody's and S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. Each change in the Commitment Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Commitment Fee Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

      "Commitment Percentage": as to any Lender at any time, the percentage of the aggregate Revolving Credit Commitments then constituted by the sum of such Lender's Revolving Credit Commitment.

      "Commitment Period": the period from and including the date hereof to but not including the Termination Date or such earlier date on which the Revolving Credit Commitments shall terminate as provided herein.

      "Commitments": the Revolving Credit Commitments, the Short-Term Funding Line Commitments and the L/C Commitment.

      "Common Stock": the Company's Common Stock, par value $1.00 per share, as the same exists on the date hereof or any other class of stock of the Company the right of which to share in distributions of earnings or assets of the Company is without limit as to amount or percentage.

      "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Company within the meaning of
Section 4001 of ERISA or is part of a group which includes the Company and which is treated as a single employer under Section 414 of the Code.

      "Consolidated Adjusted Net Worth": at a particular date, (a) Consolidated Net Worth of the Financial Services Segment at such date plus (b) the amount of long-term subordinated debt of the Financial Services Segment the maturity of which is no less than two years after the Termination Date plus (c) an amount equal to 1% of the Financial Services Segment's Servicing Portfolio, if any, minus (d) the amount of Servicing Rights that are capitalized on the combined balance sheets of the Financial Services Segment, minus (e) the book value of any other assets reflected on the then-most-current combined balance sheets of the Financial Services Segment that should be properly treated under GAAP as intangible assets, including, without limitation, goodwill, trademarks, trade names, service marks, copyrights, patents, licenses, rights with respect to the foregoing, and the excess of the purchase price over the net assets of businesses acquired by entities in the Financial Services Segment.

      "Consolidated Intangibles": with respect to any Person at any date, all amounts, determined in accordance with GAAP, included in the Consolidated Net Worth of such Person and attributable to (a) goodwill, including any amounts (however designated on the balance sheet) representing the cost of acquisitions of Subsidiaries in excess of underlying tangible assets or (b) patents, trademarks and copyrights.

      "Consolidated Joint Ventures": at any time, real estate joint ventures in which the Company or any of its Subsidiaries has an investment at such time and which are being consolidated in the Company's consolidated financial statements.

      "Consolidated Net Income": with respect to a Person for any period, the consolidated net income (or loss) of such Person and its Subsidiaries and Consolidated Joint Ventures for such period (taken as a cumulative whole), determined in accordance with GAAP.

      "Consolidated Net Worth": with respect to any Person at any date, all amounts which would, in conformity with GAAP, be included under shareholders' equity on a consolidated balance sheet of such Person and its consolidated Subsidiaries and Consolidated Joint Ventures at such date.

      "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

      "Current Market Price": with respect to shares of Common Stock or any other class of capital stock or other security of the Company or any other issuer, the last reported sales price, regular way, or, in the event that no sale takes place on such day, the average of the reported closing bid and asked prices, regular way, in either case as reported on the New York Stock Exchange Composite Tape or, if such security is not listed or admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which such security is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, by NASDAQ National Market System or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on each such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on each such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any New York Stock Exchange member firm regularly making a market in such security selected for such purpose by the Board of Directors of the Company or a committee thereof, in each case, on each trading day during the applicable period.

      "Default": any of the events specified in Section 8, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "Designated Event": the occurrence of any of the following: (i) whether or not approved by the Board of Directors of the Company, any person, entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act is or becomes the beneficial owner, directly or indirectly, of securities having 30% or more of the voting power of the Voting Stock; (ii) the Company shall engage in any Stock Repurchase or Stock Distribution where the sum of the aggregate Fair Market Value of such Stock Repurchase and Stock Distribution and all other such Stock Repurchases and Stock Distributions effected during the preceding 12-month period ending on the date on which such Stock Repurchase or Stock Distribution is effected exceeds 20% of the Fair Market Value of the Common Stock of the Company as of the date such Stock Repurchase or Stock Distribution is effected; (iii) there shall occur any consolidation of the Company with, or merger of the Company into, any other entity, any merger of another entity into the Company, or any sale or transfer of all or substantially all of the assets of the Company (other than any such sale or transfer to one or more wholly-owned Subsidiaries of the Company), in one transaction or a series of related transactions, to one or more persons or entities (other than (w) a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company, or (x) a merger which is effected solely to change the jurisdiction of incorporation of the Company, or (y) the sale or transfer of any of the stock or assets of the Limited-Purpose Subsidiaries, or (z) a merger pursuant to which the holders of Voting Stock of the Company prior to the effective date of such merger hold immediately after such effective date 70% or more of the class of stock of the surviving entity or its parent corporation that is entitled to vote generally for the election of directors); or (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Company's Board of Directors (together with any new director whose election by the Company's Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least a majority of the directors then still in office who either were directors of the Company at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the directors of the Company then in office.

      "Dollars" and "$": dollars in lawful currency of the United States of America.

      "Domestic Dollar Loans": the collective reference to C/D Rate Loans and ABR Loans.

      "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other
Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning pollution or protection of the environment, as now or may at any time hereafter be in effect.

      "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "Eurodollar Loans": Revolving Credit Loans the rate of interest applicable to which is based upon the Eurodollar Rate.

      "Eurodollar Rate": with respect to each day during each Interest Period pertaining to a Eurodollar Loan, the rate per annum equal to the average (rounded upward to the nearest 1/16th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is offered Dollar deposits at or about 10:00 A.M., Charlotte, North Carolina time, two Business Days prior to the beginning of such Interest Period in the interbank eurodollar market where the eurodollar and foreign currency and exchange operations in respect of its Eurodollar Loans are then being conducted for delivery on the first day of such Interest Period for the number of days comprised therein and in an amount comparable to the amount of its Eurodollar Loan to be outstanding during such Interest Period.

      "Event of Default": any of the events specified in Section 8, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

      "Exchange Act":  the Securities Exchange Act of 1934, as amended.

      "Existing Amended and Restated Credit Agreement": the Amended and Restated Credit Agreement, dated as of July 19, 1995, as amended, among the Company, the Lenders and Co-Agents parties thereto, The Chase
Manhattan Bank, as Syndication Agent and Documentation Agent, and
NationsBank, N.A., as Administrative Agent.

      "Existing etters of Credit":  as defined in subsection 3.1(a).

      "Fair Market Value": with respect to shares of Common Stock or any other class of capital stock or securities of the Company which are publicly traded, the average of the Current Market Prices of such shares or securities for the five (5) consecutive trading days ending with the fifth (5th) Business Day preceding the date on which the Stock
Repurchase or Stock Distribution is effected. Fair Market Value of any security not publicly traded or any other property constituting a part of a Stock Repurchase or Stock Distribution shall be the value thereof as determined in good faith by the Board of Directors of the Company or any designated committee of the Board of Directors of the Company after giving consideration to such market prices, opinions and valuations as such Board of Directors or committee may deem necessary or appropriate.

      "FHLMC Securities": participation certificates representing undivided interests in mortgage loans purchased by the Federal Home Loan Mortgage Corporation or its successor pursuant to the Emergency Home Finance Act of 1970, as amended.

      "Financial Services Segment": the business segment of the Company and its Subsidiaries engaged in the mortgage banking (including the title and escrow businesses), mortgage servicing, securities issuance, bond administration and management services and related activities, which segment on the date of this Agreement consists principally of the activities of Ryland Mortgage Company and its Subsidiaries but excludes the Limited-Purpose Subsidiaries.

      "Financial Services Segment Combined Total Liabilities": at any time, all amounts which would, in accordance with GAAP, be included as liabilities on a combined balance sheet of the Financial Services
Segment as at such date; provided, that reverse repurchase agreements secured by FHLMC Securities, FNMA Securities GNMA Securities and other mortgage-backed securities, whether such securities are issued in certificated form or book entry form, arising from the call of bonds issued by Affiliates of Ryland Mortgage Company may be excluded from those liabilities so long as (a) the underlying collateral value is at least 100.5% of the obligations of Ryland Mortgage Company and/or
Associates Mortgage Funding Corporation under those agreements or (b) the underlying collateral is subject to a hedging agreement.

      "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

      "Fixed Charge Coverage": for any fiscal period of the Company, the ratio of (a) the sum for such fiscal period of the following items: (i) Combined Net Income of the Homebuilding Segment, plus (ii) income taxes, depreciation and amortization deducted from combined revenues in determining such Combined Net Income, plus (iii) interest expense deducted from combined revenues in determining such Combined Net Income, including, without duplication, previously capitalized interest expense which would be included in "Cost of Goods Sold" and deducted from combined revenues in determining such Combined Net Income on a combined balance sheet of the Homebuilding Segment determined in accordance with GAAP, plus (iv) the greater of (A) cash dividends received by the Company from the Financial Services Segment, determined in accordance with GAAP, and (B) 50% of Combined Net Income of the Financial Services Segment plus income tax expense deducted in determining such net income, determined in accordance with GAAP, plus (v) cash distributions received by the Company from all unconsolidated joint ventures in which the Company or any of its Subsidiaries within the Homebuilding Segment is a participant, less (vi) the amount of the Company's equity interest in the earnings of such joint ventures, determined in accordance with GAAP, to (b) the amount of cash interest expense deducted from combined revenues in determining such Combined Net Income, and including, without duplication, such cash interest expense constituting capitalized interest for such period determined in accordance with GAAP.

      "FNMA Securities": modified pass-through mortgage-backed certificates guaranteed by the Federal National Mortgage Association or its successor pursuant to the National Housing Act, as amended.

      "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

      "GNMA Securities": modified pass-through mortgage-backed certificates guaranteed by the Government National Mortgage Association or its successor pursuant to Section 306(g) of the National Housing Act, as amended.

      "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

      "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Company in good faith.

      "Guarantors": at any time, each of the Subsidiaries of the Company which (i) has assets with an aggregate book value equal to or greater than $1,000,000 and (ii) is included in the Homebuilding Segment, including, without limitation, the Subsidiaries listed on Annex I hereto.

      "Guaranty": each Guaranty executed and delivered by one or more of the Guarantors, substantially in the form of Exhibit D, as the same may from time to time be amended or otherwise modified.

      "Hazardous Materials": any hazardous materials, hazardous wastes, hazardous constituents, hazardous or toxic substances, petroleum products (including crude oil or any fraction thereof), defined or regulated as such in or under any Environmental Law.

      "Homebuilding Segment": the business segment of the Company and its Subsidiaries and Consolidated Joint Ventures engaged in the construction and sale of single family attached and unattached dwellings and related activities, which segment on the date of this Agreement consists principally of the activities of the Ryland Homes Division of the Company and M. J. Brock & Sons, Inc.

      "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than trade liabilities and accrued expenses incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases, (d) all obligations of such Person in respect of acceptances issued or created for the account of such Person and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

      "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

      "Insolvent":  pertaining to a condition of Insolvency.

      "Interest Payment Date": (a) as to any ABR Loan, the last day of each March, June, September and December to occur while such Loan is outstanding, (b) as to any Eurodollar Loan having an Interest Period of three months or less and any C/D Rate Loan having an Interest Period of 90 days or less, the last day of such Interest Period, (c) as to any Eurodollar Loan or C/D Rate Loan having an Interest Period longer than three months or 90 days, respectively, each day which is three months or 90 days, respectively, or a whole multiple thereof, after the first day of such Interest Period and the last day of such Interest Period and (d) as to any Short-Term Funding Loan, the date which is the last day of each calendar quarter.

      "Interest Period":  (a)  with respect to any Eurodollar Loan:

      (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurodollar Loan and ending one, two, three or six months thereafter (or such other period (not to exceed six months) agreed upon by the Administrative Agent and the Company), as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

      (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurodollar Loan and ending one, two, three or six months thereafter (or such other period (not to exceed six months) agreed upon by the Administrative Agent and the Company), as selected by the Company by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current
Interest Period with respect thereto;

      and (b) with respect to any C/D Rate Loan:

      (i) initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such C/D Rate Loan and ending 30, 60, 90 or 180 days thereafter (or such other period
(not to exceed 180 days) agreed upon by the Administrative Agent and the Company), as selected by the Company in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

      (ii) thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such C/D Rate Loan and ending 30, 60, 90 or 180 days thereafter (or such other period
(not to exceed 180 days) agreed upon by the Administrative Agent and the Company), as selected by the Company by irrevocable notice to the Administrative Agent not less than two Business Days prior to the last day of the then current Interest Period with respect thereto;

      provided that, all of the foregoing provisions relating to Interest Periods are subject to the following:

      (1) if any Interest Period pertaining to a Eurodollar Loan would otherwise end on a day that is not a Business Day, such Interest
Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business
Day;

      (2) if any Interest Period pertaining to a C/D Rate Loan would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day;

      (3) any Interest Period that would otherwise extend beyond the Termination Date shall end on the Termination Date;

      (4) any Interest Period pertaining to a Eurodollar Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business
Day of a calendar month; and

      (5) the Company shall select Interest Periods so as not to require a payment or prepayment of any Eurodollar Loan or C/D Rate Loan during an Interest Period for such Loan.

      "Investments": any Advance to, or any contribution to or purchase of stock or other equity securities of, or any purchase of assets constituting a business unit of, any Person, excluding investments in stock or other equity securities existing on the date of this Agreement and any investment representing any interest of the Company or any Subsidiary in the retained or undistributed earnings of any Person.

      "Issuing Bank": (i) with respect to the Existing Letters of Credit, NationsBank or the affiliate thereof which issued such Existing Letters of Credit, as set forth in Schedule 3.1, and (ii) with respect to any Letter of Credit issued after the Closing Date, NationsBank, or such other Lender as the Documentation Agent, the Company and such other
Lender shall agree upon.

      "L/C Commitment":  $50,000,000.

      "L/C Fee Payment Date": the last day of each March, June, September and December.

      "L/C Fee Rate":   for any day, the rate per annum set forth below
opposite the Rating in effect on such day:

           Rating
            -------
        (S&P / Moody's)                      L/C Fee Rate
       ------------------                  ---------------
          Category 1
          ----------                            .675%
      BBB/Baa2 or higher

          Category 2
          -----------                           .775
          BBB-/Baa3

         Category 3
         -----------                            .925
          BB+/Ba1

         Category 4
         -----------                            1.025
           BB/Ba2

         Category 5
        -----------                             1.225
          BB-/Ba3

         Category 6
         -----------                            1.575
       B+/B1 or lower

      For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then such Rating Agency shall be deemed to have established a rating in Category 6; (ii) if the Ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the L/C Fee Rate shall be based on the higher of the two Ratings unless one of the two Ratings is two or more Categories lower than the other, in which case the L/C
Fee Rate shall be determined by reference to the Category next below that of the higher of the two Ratings; and (iii) if the Ratings established or deemed to have been established by Moody's and S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. Each change in the L/C Fee Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the L/C Fee Rate shall be determined by reference to the rating most recently in effect prior to such change or cessation.

      "L/C Obligations": at any time, an amount equal to the sum of (a) the aggregate then undrawn and unexpired amount of the then outstanding
Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to subsection
3.5.

      "L/C Participants": in respect of any Letter of Credit, the collective reference to all the Lenders other than the Issuing Bank in respect of such Letter of Credit.

      "Letters of Credit":  as defined in subsection 3.1(a).

      "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any Financing Lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

      "Limited-Purpose Subsidiaries": Subsidiaries included within the Limited-Purpose Subsidiaries Segment.

      "Limited-Purpose Subsidiaries Segment": the business segment of the Company and its Subsidiaries which facilitates, through special-purpose entities created or existing solely for such purpose, the financing of mortgage loans and mortgage backed securities and the securitization of mortgage loans and other related activities.

      "Loan":  any loan made by any Lender pursuant to this Agreement.

      "Loan Documents": this Agreement, the Notes, the Applications, the Affirmation, Restatement and Joinder and the Guaranty.

      "Material Adverse Effect": a material adverse effect on (a) the financial condition of the Company and its Restricted Subsidiaries taken as a whole, (b) the ability of the Company to perform its obligations under this Agreement or the Notes, or (c) the validity or enforceability of this Agreement or any of the Notes or the rights or remedies of the Agents or the Lenders hereunder or thereunder.

      "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

      "Moody's":  Moody's Investors Services, Inc.

      "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "1992 Subordinated Debt Indenture": the Indenture, dated as of July 15, 1992, between the Company and Security Trust Company, N.A., or its successor, as Trustee, pursuant to which the Company's 10-1/2% Senior Subordinated Notes due July 15, 2002, and the Company's 9-5/8% Senior Subordinated Notes due June, 2004 were issued.

      "Non-Excluded Taxes":  as defined in subsection 2.17.

      "Notes": the collective reference to the Revolving Credit Notes and the Short-Term Funding Line Notes.

      "Participants":  as defined in subsection 10.6(b).

      "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

      "Permitted IRB Letters of Credit": letters of credit and other credit enhancement instruments issued for the account of the Company or any of its Subsidiaries which at any time support industrial revenue bonds issued for the benefit of the Company or any of its Subsidiaries, which are outstanding on the date of this Agreement and are shown on Schedule 7.2(f).

      "Permitted Senior Indebtedness": at any date, the aggregate unpaid principal amount of Indebtedness outstanding on such date permitted under, without duplication, (i) subsection 7.2(c) (other than Indebtedness of unconsolidated joint ventures permitted thereunder),
(e), (f), (h), (k) and (p), (ii) subsection 7.2(g), other than such Indebtedness permitted thereunder by reference to subsection 7.4(c),
(iii) subsection 7.2(i), other than such Indebtedness permitted thereunder in connection with acquisitions or mergers by any Subsidiary in the Ryland Financial Division and (iv) subsection 7.2(j), but only such Indebtedness permitted thereunder relating to refinancings of Indebtedness included in this definition of Permitted Senior Indebtedness pursuant to clauses (i), (ii) and (iii) above.

      "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

      "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Company or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

      "Rating": each rating (actual or implied) by a Rating Agency of the Company's senior, long-term, unsecured, non credit-enhanced debt.

      "Rating Agency":  each of Moody's and S&P.

      "Reference Lenders":  Chase and NationsBank.

      "Register":  as defined in subsection 10.6(d).

      "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System.

      "Reimbursement Obligation": the obligation of the Company to reimburse the Issuing Bank pursuant to subsection 3.5 for amounts drawn under Letters of Credit.

      "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

      "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under subsections .13, .14, .16, .18, .19 or .20 of PBGC Reg. 2615.

      "Required Lenders": at any time, Lenders the Commitment Percentages of which aggregate at least 66-2/3%.

      "Requirement of Law": as to any Person, the Charter and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Responsible Officer": the chief executive officer and the president of the Company or, with respect to financial matters, the chief financial officer, the chief accounting officer or the treasurer of the Company.

      "Restricted Subsidiary": any Subsidiary of the Company other than the Limited-Purpose Subsidiaries and any Subsidiary that the Required
Lenders agree in writing is not to be treated hereunder as a Restricted Subsidiary.

      "Revolving Credit Commitment": as to any Lender, the amount set forth opposite such Lender's name on Schedule 1.1 under the caption "Revolving Credit Commitments".

      "Revolving Credit Commitment Percentage": as to any Lender at any time, the percentage which such Lender's Revolving Credit Commitment then constitutes of the aggregate Revolving Credit Commitments (or, at any time after the Commitments shall have expired or terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans then outstanding).

      "Revolving Credit Loans":  as defined in subsection 2.1.

      "Revolving Credit Note":  as defined in subsection 2.2.

      "Ryland Financial Division": all subsidiaries and operations of the Company and its Subsidiaries other than the Homebuilding Segment.

      "Ryland Mortgage Company": Ryland Mortgage Company, an Ohio corporation.

      "Servicing Portfolio": for Ryland Mortgage Company, at any time, an amount equal to the aggregate unpaid principal amount of all loans with respect to which Ryland Mortgage Company or its Subsidiaries owns
Servicing Rights, other than loans serviced on behalf of the Resolution Trust Corporation.

      "Servicing Rights": all of Ryland Mortgage Company's right, title and interest in agreements between Ryland Mortgage Company and Persons other than Ryland Mortgage Company and Associates Mortgage Funding Corporation pursuant to which Ryland Mortgage Company undertakes to service one-to-four family and multifamily dwelling mortgage loans and pools of one-to-four family and multifamily dwelling mortgage loans for such Persons.

      "Short-Term Funding Lenders": Initially, The Chase Manhattan Bank, NationsBank, N.A., Bank of America Illinois and The Industrial Bank of Japan Trust Company, and, in the event that any of such Lenders is no longer a Lender, such other Lender as shall be mutually agreed upon by such other Lender, the Company, the Documentation Agent and the Administrative Agent to replace such Short-Term Funding Lender.

      "Short-Term Funding Line Commitment": as to any Lender, the amount set forth opposite such Lender's name on Schedule 1.1 under the caption "Short-Term Funding Line Commitments." It is understood that each
Lender's Short-Term Funding Line Commitment is included in, and not in addition to, such Lender's Revolving Credit Commitment.

      "Short-Term Funding Loan":  as defined in subsection 2.4.

      "Short-Term Funding Line Margin": for any day, the rate per annum set forth below opposite the Rating in effect on such day:

           Rating                           Short-Term
            -------                        Funding Line
        (S&P / Moody's)                       Margin
       ------------------                  ---------------
          Category 1
          ----------                            .80%
      BBB/Baa2 or higher

          Category 2
          -----------                           .90
          BBB-/Baa3

         Category 3
         -----------                            1.05
          BB+/Ba1

         Category 4
         -----------                            1.15
           BB/Ba2

         Category 5
        -----------                             1.35
          BB-/Ba3

         Category 6
         -----------                            1.70
       B+/B1 or lower


      For purposes of the foregoing, (i) if either Moody's or S&P shall not have in effect a Rating (other than by reason of the circumstances referred to in the last sentence of this definition), then such Rating Agency shall be deemed to have established a rating in Category 6; (ii) if the Ratings established or deemed to have been established by Moody's and S&P shall fall within different Categories, the Short-Term Funding
Line Margin shall be based on the higher of the two Ratings unless one of the two Ratings is two or more Categories lower than the other, in which case the Short-Term Funding Line Margin shall be determined by reference to the Category next below that of the higher of the two
Ratings; and (iii) if the Ratings established or deemed to have been established by Moody's and S&P shall be changed (other than as a result of a change in the rating system of Moody's or S&P), such change shall be effective as of the date on which it is first announced by the applicable Rating Agency. Each change in the Short-Term Funding Line Margin shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of Moody's or S&P shall change, or if either such Rating Agency shall cease to be in the business of rating corporate debt obligations, the Borrower and Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such Rating Agency and, pending the effectiveness of any such amendment, the Short-Term Funding Line Margin shall be determined by reference to the rating most recently in effect prior to such change or cessation.

      "Short-Term Funding Line Note":  as defined in subsection 2.4.

      "Significant Subsidiary": a Subsidiary satisfying the requirements of Rule 1-02(v) of Regulation S-X as adopted by the Securities and Exchange Commission under the provisions of the Securities Act of 1933 and the Exchange Act as in force on the date of this Agreement.

      "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

      "Sold Housing Inventory": at any date, an amount equal to the aggregate capitalized cost, determined in accordance with GAAP consistently applied, with respect to homes and lots under construction for which final contracts of sale have been entered into on or prior to such date, and are still in effect on such date, but with respect to which settlement under such contracts has not occurred.

      "Specified Debt": the Company's Senior Debt Securities issued pursuant to the Company's Registration Statements on Form S-3 (Registration Nos. 33-50933 and 333-03791) or any successor registration statement and outstanding on the Closing Date.

      "S&P":  Standard & Poor's Ratings Group.

      "Stock Distribution": any dividend or other distribution to holders of Common Stock of cash, property or securities (excluding however any dividends or distributions of Common Stock or rights to purchase Common Stock).

      "Stock Repurchase": any purchase of shares of Common Stock by the Company or any Subsidiary, whether for cash, shares of capital stock of the Company, other securities of the Company, evidences of indebtedness of the Company or any other person or any other property (including shares of a Subsidiary of the Company), or any combination thereof.

      "Subordinated Debt": (i) Indebtedness of the Company outstanding on the date hereof issued pursuant to the 1992 Subordinated Debt Indenture and
(ii) any other unsecured Indebtedness of the Company no part of the principal of which is required to be paid (whether by way of mandatory sinking fund, mandatory redemption, mandatory prepayment or otherwise) prior to July 31, 2000, and the payment of the principal of and interest on which and other obligations of the Company in respect thereof are subordinated to the prior payment in full of the principal of and interest (including post-petition interest) on the Notes and all other obligations and liabilities of the Company to the Agents and the Lenders hereunder on terms and conditions identical to such provisions under the 1992 Subordinated Debt Indenture except to the extent of any differences therefrom that are not substantive, provided that any different provisions thereof that are less favorable to the Lenders than the provisions under the 1992 Subordinated Debt Indenture, are adverse to the interests of the Lenders in any way or are otherwise substantive shall be subject to prior approval in writing by the Required Lenders.

      "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Company and shall exclude any real estate joint venture which the Company or any Subsidiary within the Homebuilding Segment either directly or indirectly participates in or controls.

      "Termination Date":  July 30, 2000.

      "Total Housing Inventory": at any date, the amount which would be included under "Housing inventories" on a combined balance sheet of the Homebuilding Segment determined on a combined basis in accordance with GAAP as at such date.

      "Tranche": the collective reference to Eurodollar Loans or C/D Rate Loans the Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day); Tranches may be identified as "Eurodollar Tranches" or "C/D Rate Tranches", as applicable.

      "Type": as to any Revolving Credit Loan, its nature as an ABR Loan, a Eurodollar Loan or a C/D Rate Loan.

      "Uniform Customs": the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication
No. 500, as the same may be amended from time to time.

      "Unsold Housing Inventory": at any date, an amount equal to (i) the amount which would be included under "Housing inventories: Unsold" less
(ii) the amounts which would be included under the definitions of "Unsold Land Held" and "Unsold Land Under Development" in this
Agreement, determined on a combined basis in accordance with GAAP as at such date.

      "Unsold Land Held": at any date, the amount which would be included under "Housing inventories: Unsold: Land held for future development or resale" on a combined balance sheet of the Homebuilding Segment determined on a combined basis in accordance with GAAP as at such date.

      "Unsold Land Under Development": at any date, an amount equal to (i) the amount which would be included under "Housing inventories: Unsold:
 Homes and lots under construction" on a combined balance sheet of the Homebuilding Segment determined on a combined basis in accordance with GAAP as at such date less (ii) the portion of such amount attributable to lots on which construction of a foundation or slab has been commenced, determined on a combined basis in accordance with GAAP as at such date less.

      "Voting Stock": shares of stock of the Company entitling the holder thereof to vote generally for the election of directors of the Company.

      "Working Capital": at any date, an amount equal to (i) cash and Cash Equivalents plus (ii) accounts and notes receivable plus (iii) prepaid expenses and deposits (iv) less accounts payable less (v) accrued expenses less (vi) customer deposits, in each case as such amounts would be determined with respect to the Homebuilding Segment on a consolidated basis in accordance with GAAP as at such date.

1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in the Notes or any certificate or other document made or delivered pursuant hereto.

(b) As used herein and in the Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Company and its Subsidiaries not defined in subsection 1.1 and accounting terms partly defined in subsection 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

1.3 Accounting Principles. Unless otherwise defined or specified herein, all accounting terms used in this Agreement shall be construed herein, and all accounting determinations hereunder shall be made, in accordance with GAAP, applied on a basis consistent with the most recent audited consolidated financial statements of the Company and its Subsidiaries delivered to the Lenders; provided, however, that if there shall occur any change after the date hereof in GAAP and such change affects the method of calculating any of the factors that go into any component of the financial covenants and ratios set forth in this Agreement, the Required Lenders will, upon request of the Company, and the Company will, upon request of the Required Lenders, make adjustments to such covenants and ratios as reasonably required so that they are consistent with the financial covenants and ratios made as of the date hereof, notwithstanding such change.

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS

2.1 Revolving Credit Commitments. (a) Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Revolving Credit Loans") to the Company from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Lender's Revolving Credit Commitment; provided, that no Revolving Credit Loan may be made if, after giving effect thereto, the then Aggregate Outstanding Revolving Extensions of Credit would exceed the lesser of (i) the Revolving Credit Commitments then in effect and (ii) the excess of the Borrowing Base then in effect over Permitted Senior Indebtedness then outstanding. During the Commitment Period the Company may use the Revolving Credit Commitments by borrowing, prepaying the Revolving Credit Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

(b)  The Revolving Credit Loans may from time to time be (i) Eurodollar Loans,
(ii) ABR Loans, (iii) C/D Rate Loans or (iv) a combination thereof, as determined by the Company and notified to the Administrative Agent in accordance with subsections 2.3 and 2.8, provided that no Revolving Credit Loan shall be made as a Eurodollar Loan or a C/D Rate Loan if the last day of any Interest Period in respect thereof would be after the Termination Date.

2.2 Revolving Credit Notes. The Revolving Credit Loans made by each Lender shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit A, with appropriate insertions as to payee, date and principal amount (a "Revolving Credit Note"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount of the Revolving Credit Commitment of such Lender and (b) the aggregate unpaid principal amount of all Revolving Credit Loans made by such Lender. Each Lender is hereby authorized to record the date, Type and amount of each Revolving Credit Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurodollar Loans and C/D Rate Loans, the length of each Interest Period with respect thereto, in its records in accordance with its usual practice, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each Revolving Credit Note shall (x) be dated the date hereof, (y) be stated to mature on the Termination Date and (z) provide for the payment of interest in accordance with subsection 2.10.

2.3  Procedure for Revolving Credit Borrowing.   The Company may borrow under
the Revolving Credit Commitments during the Commitment Period on any Business Day, provided that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:30 A.M., Charlotte, North Carolina time, (a) three Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially Eurodollar Loans, (b) two Business Days prior to the requested Borrowing Date, if all or any part of the requested Revolving Credit Loans are to be initially C/D Rate Loans, or (c) on the requested Borrowing Date, otherwise), specifying (i) the amount to be borrowed, (ii) the requested Borrowing Date, (iii) whether the borrowing is to be of Eurodollar Loans, ABR Loans, C/D Rate Loans or a combination thereof and (iv) if the borrowing is to be entirely or partly of Eurodollar Loans or C/D Rate Loans, the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor. Each borrowing under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of ABR Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if the then Available Commitments are less than $10,000,000, such lesser amount) and (y) in the case of Eurodollar Loans or C/D Rate Loans, $10,000,000 or a whole multiple of $1,000,000 in excess thereof. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in subsection 10.2 prior to 12:00 noon, Charlotte, North Carolina time, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company by the Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Lenders and in like funds as received by the Administrative Agent.

2.4 Short-Term Funding Line Commitments. (a) Subject to the terms and conditions hereof, each Short-Term Funding Lender severally agrees to make short-term funding loans ("Short-Term Funding Loans") to the Company from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding not to exceed such Lender's Short-Term Funding Line Commitment; provided, that no Short-Term Funding Loans may be made if, after giving effect thereto, the then Aggregate Outstanding Revolving Extensions of Credit would exceed the lesser of (i) the amount of the Revolving Credit Commitments then in effect and (ii) the excess of the Borrowing Base then in effect over Permitted Senior Indebtedness then outstanding. During the Commitment Period the Company may use the Short-Term Funding Line Commitments by borrowing, prepaying the Short-Term Funding Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

(b) The Short-Term Funding Loans made by each Short-Term Funding Lender shall be evidenced by a promissory note of the Company, substantially in the form of Exhibit B, with appropriate insertions as to payee, date and principal amount (a "Short-Term Funding Line Note"), payable to the order of such Lender and in a principal amount equal to the lesser of (a) the amount of the Short-Term Funding Line Commitment of such Short-Term Funding Lender and (b) the aggregate unpaid principal amount of all Short-Term Funding Loans made by such Short-Term Funding Lender. Each Lender is hereby authorized to record the date and amount of each Short-Term Funding Loan made by such Short-Term Funding Lender and the date and amount of each payment or prepayment of principal thereof, in its records in accordance with its usual practice, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded. Each Short-Term Funding Line Note shall (x) be dated the date hereof, (y) be stated to mature as to each Short-Term Funding Loan issued thereby on the date which is five Business Days after the Borrowing Date of such Short-Term Funding Loan, and in any event on the Termination Date and (z) provide for the payment of interest in accordance with subsection 2.10.

(c) The Company may borrow under the Short-Term Funding Line Commitments during the Commitment Period on any Business Day, provided that the Company shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 2:00 P.M., Charlotte, North Carolina time, on the requested Borrowing Date, specifying the amount to be borrowed. Each borrowing under the Short-Term Funding Line Commitments shall be in an amount equal to $500,000 or a whole multiple of $500,000 in excess thereof. Upon receipt of any such notice from the Company, the Administrative Agent shall promptly notify each Short-Term Funding Lender thereof. Each Short-Term Funding Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Company at the office of the Administrative Agent specified in subsection 10.2 prior to 4:30 P.M., Charlotte, North Carolina time, on the Borrowing Date requested by the Company in funds immediately available to the Administrative Agent. Such borrowing will then be made available to the Company by the Administrative Agent crediting the account of the Company on the books of such office with the aggregate of the amounts made available to the Administrative Agent by the Short-Term Funding Lenders and in like funds as received by the Administrative Agent.

(d) The Administrative Agent may at any time in its sole and absolute discretion, and, with respect to each Short-Term Funding Loan which has not been repaid by the Company in immediately available funds prior to 10:30 A.M. on the day which is the fifth Business Day after the Borrowing Date with respect to such Short-Term Funding Loan shall, on behalf of the Company (which hereby irrevocably directs the Short-Term Funding Lender to act on its behalf) request prior to 12:00 Noon (New York City time) each Lender on such fifth Business Day after the Borrowing Date with respect to such Short-Term Funding Loan to make a Revolving Credit Loan in an amount equal to such Lender's Revolving Credit Commitment Percentage of the amount of the Short-Term Funding Loan (the "Refunded Short-Term Funding Loans") outstanding on the date such notice is given. Unless any of the events described in paragraph (f) of
Section 8 shall have occurred (in which event the procedures of paragraph (e) of this subsection 2.4 shall apply) each Lender shall make the proceeds of its Revolving Credit Loan available to the Administrative Agent for the account of the Short-Term Funding Lenders at the office of the Administrative Agent specified in subsection 10.2 prior to 2:00 P.M. (New York City time) in funds immediately available on the date such notice is given. The proceeds of such Revolving Credit Loans shall be immediately applied to repay the Refunded Short-Term Funding Loans. Each Revolving Credit Loan made pursuant to this subsection 2.4(d) shall be an ABR Loan.

(e)  If prior to the making of a Revolving Credit Loan pursuant to paragraph
(d) of this subsection 2.4 one of the events described in paragraph (f) of
Section 8 shall have occurred, each Lender will on the date such Revolving Credit Loan was to have been made, purchase an undivided participating interest in the Refunded Short-Term Funding Loan in an amount equal to its Revolving Credit Commitment Percentage of such Refunded Short-Term Funding Loan. Each Lender will immediately transfer to the Administrative Agent, in immediately available funds, the amount of its participation and upon receipt thereof (i) the Administrative Agent will make such funds available to each Short-Term Funding Lender based pro rata on their respective portion of such Short-Term Funding Loan and (ii) each such Short-Term Funding Lender deliver to the Administrative Agent, and the Administrative Agent will in turn promptly deliver to each such Lender, a Short-Term Funding Loan participation certificate dated the date of receipt of such funds and in such amount.

(f) Whenever, at any time after the Administrative Agent has received from any Lender such Lender's participating interest in a Refunded Short-Term Funding Loan, the Administrative Agent receives any payment on account thereof, the Administrative Agent will distribute to such Lender its participating interest in such amount (appropriately adjusted in the case of interest payments, to reflect the period of time during which such Lender's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Administrative Agent is required to be returned, such Lender will return to the Administrative Agent any portion thereof previously distributed by the Administrative Agent to it.

(g) Each Lender's obligation to purchase participating interests pursuant to this subsection 2.4 shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Lender or the Company may have against the Administrative Agent or any Short-Term Funding Lender, the Company or anyone else for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default; (iii) any adverse change in the financial condition of the Company; (iv) any breach of this Agreement by the Company or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

2.5 Fees. (a) The Company agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period from and including the Closing Date to the Termination Date, computed at the Commitment Fee Rate on such Lender's Revolving Credit Commitment Percentage of the average daily amount of the Available Commitments during the period for which payment is made, payable quarterly in arrears on the last day of each March, June, September and December and on the Termination Date or such earlier date on which the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the Closing Date.

(b) The Company agrees to pay to the Administrative Agent on the Closing Date for the account of each Lender a facility fee equal to (i) in the case of each Co-Agent, .075% of such Co-Agent's Revolving Credit Commitment on the Closing Date and (ii) in the case of each other Lender, .05% of such Lender's Revolving Credit Commitment on the Closing Date.

(c) The Company agrees to pay to the Administrative Agent and the Documentation Agent the fees in the amounts and on the dates agreed by the Company in writing with the Administrative Agent and the Documentation Agent, respectively.

2.6 Optional Termination and Reduction of Commitments. The Company shall have the right, upon not less than five Business Days' notice to the Administrative Agent, to terminate the Revolving Credit Commitments or, from time to time, to reduce the amount of the Revolving Credit Commitments, provided that no such termination or reduction shall be permitted if, after giving effect thereto and to any prepayments or repayments of the Revolving Credit Loans and the Short-Term Funding Loans made on the effective date thereof, the Aggregate Outstanding Revolving Extensions of Credit would exceed the Revolving Credit Commitments then in effect. Any such reduction shall be in an amount equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and shall reduce permanently the Revolving Credit Commitments then in effect. The Revolving Credit Commitments may not be reduced to an amount less than the amount of the Short-Term Funding Line Commitments after giving effect to any simultaneous reduction of the Short-Term Funding Line Commitments.

2.7 Optional Prepayments; Mandatory Prepayments. (a) The Company may on the last day of any Interest Period with respect thereto, in the case of Eurodollar Loans or C/D Rate Loans, or at any time and from time to time, in the case of ABR Loans and Short-Term Funding Loans, prepay the Revolving Credit Loans and the Short-Term Funding Loans, in whole or in part, without premium or penalty, upon (i) at least three Business Days' irrevocable notice, which must be received prior to 10:30 A.M. on the day of such notice, to the Administrative Agent with respect to Eurodollar Loans or C/D Rate Loans, and
(ii) upon irrevocable notice received prior to 10:30 A.M., in the case of ABR Loans, and 2:00 P.M., in the case of Short-Term Funding Loans, on the date of such prepayment with respect to ABR Loans, in each case specifying the date and amount of prepayment and whether the prepayment is of Eurodollar Loans, C/D Rate Loans, ABR Loans or a combination thereof, and, if of a combination thereof, the amount allocable to each. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein. Partial prepayments shall be in an aggregate principal amount of $10,000,000 in the case of the Revolving Credit Loans, or $1,000,000, in the case of the Short-Term Funding Loans, or, in each case, a whole multiple of $1,000,000 in excess thereof.

(b) If on any date (including any date on which a Borrowing Base Certificate is delivered pursuant to Section 6.2(f)) (i) the sum of (A) the Aggregate Outstanding Revolving Extensions of Credit as of such date and (B) Permitted Senior Indebtedness as of such date exceeds the then applicable Borrowing Base or (ii) the Aggregate Outstanding Revolving Extensions of Credit exceeds the aggregate Revolving Credit Commitments then in effect, then, without notice or demand, the Company shall, on such date, prepay the Loans in an amount equal to such excess, together with interest on the amount paid or prepaid accrued to the date of such payment or prepayment and any amounts payable pursuant to subsection 2.8 in connection therewith; provided, that if the aggregate principal amount of Loans then outstanding is less than the amount of such excess (because L/C Obligations constitute a portion thereof), the Company shall, to the extent of the balance of such excess, replace outstanding Letters of Credit and/or deposit an amount in cash in a cash collateral account established with the Administrative Agent for the benefit of the Lenders. The Company may, subject to the terms and conditions of this Agreement, reborrow the amount of any prepayment made under this subsection 2.7.

2.8 Conversion and Continuation Options. (a) The Company may elect from time to time to convert Eurodollar Loans or C/D Rate Loans to ABR Loans, and/or to convert Eurodollar Loans or ABR Loans to C/D Rate Loans, by giving the Administrative Agent at least two Business Days' prior irrevocable notice of such election, provided that any such conversion of Eurodollar Loans or C/D Rate Loans may only be made on the last day of an Interest Period with respect thereto. The Company may elect from time to time to convert ABR Loans or C/D Rate Loans to Eurodollar Loans by giving the Administrative Agent at least three Business Days' prior irrevocable notice of such election, provided that any such conversion of C/D Rate Loans may, subject to the third succeeding sentence, only be made on the last day of an Interest Period with respect thereto. Any such notice of conversion to Eurodollar Loans or C/D Rate Loans shall specify the length of the initial Interest Period or Interest Periods therefor. Upon receipt of any such notice the Administrative Agent shall promptly notify each Lender thereof. If the last day of the then current Interest Period with respect to C/D Rate Loans that are to be converted to Eurodollar Loans is not a Business Day, such conversion shall be made on the next succeeding Business Day, and during the period from such last day to such succeeding Business Day such Loans shall bear interest as if they were ABR Loans. All or any part of outstanding Eurodollar Loans, ABR Loans and C/D Rate Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurodollar Loan or a C/D Rate Loan when any Event of Default has occurred and is continuing and the Documentation Agent and the Administrative Agent have or the Required Lenders have determined that such a conversion is not appropriate and (ii) no Loan may be converted into a Eurodollar Loan or a C/D Rate Loan if the last day of any Interest Period in respect thereof would be after the Termination Date.

(b) Any Eurodollar Loans or C/D Rate Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by the Company giving notice to the Administrative Agent, in accordance with the applicable provisions of the term "Interest Period" set forth in subsection 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurodollar Loan or C/D Rate Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Agents have or the Required Lenders have determined that such a continuation is not appropriate or (ii) if the last day of any Interest Period in respect thereof would be after the Termination Date; and provided, further, that if the Company shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.

2.9 Minimum Amounts of Tranches. All borrowings, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, the aggregate principal amount of the Loans comprising (i) each Eurodollar Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof and (ii) each C/D Rate Tranche shall be equal to $10,000,000 or a whole multiple of $1,000,000 in excess thereof.

2.10 Interest Rates and Payment Dates. (a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus the Applicable Margin.

(b) Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c) Each C/D Rate Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the C/D Rate determined for such day plus the Applicable Margin.

(d) Each Short-Term Funding Loan made by a Short-Term Funding Lender shall bear interest for each day during which such Short-Term Funding Loan is outstanding at the rate per annum equal to the average determined by the Administrative Agent to be the arithmetic average (rounded upward to the nearest 1/100th of 1%) of the respective rates notified to the Administrative Agent by each of the Reference Lenders as the rate at which such Reference Lender is able to obtain funds for such day in the federal funds market in which such Lender customarily acquires federal funds, plus the Short-Term Funding Line Margin. The Administrative Agent shall, upon request, quote to the Company the interest rate in effect for Short-Term Funding Loans on the date of quotation.

(e) If all or a portion of (i) the principal amount of any Revolving Credit Loan or Short-Term Funding Loan, (ii) any interest payable thereon or (iii) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, 2% above the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this subsection until the earlier of the date such amount is paid in full or the last day of the Interest Period applicable to such overdue amount, and then 2% above the rate described in paragraph (b) of this subsection or (y) in the case of overdue interest and any other amount payable hereunder, 2% above the rate described in paragraph (b) of this subsection, in each case from the date of such non-payment up to but not including the date of actual payment in full (as well after as before judgment).

(f) Interest on Revolving Credit Loans and Short-Term Funding Loans shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to paragraph (e) of this subsection shall be payable on demand.

2.11 Repayment of Loans. (a) On the Termination Date, the Company will pay to the Administrative Agent for the account of each Lender the unpaid principal amount of each Revolving Credit Loan made by such Lender.

(b) The Company will pay to the Administrative Agent for the account of each Lender the unpaid principal amount of each Short-Term Funding Loan in accordance with subsection 2.4(b), and in any event not later than the Termination Date.

2.12 Computation of Interest and Fees. (a) Commitment fees and, whenever it is calculated on the basis of the Prime Rate, interest shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed; and, otherwise, interest shall be calculated on the basis of a 360-day year for the actual days elapsed. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of each determination of a Eurodollar Rate or of a C/D Rate. Any change in the interest rate on a Loan resulting from a change in the ABR, the eurocurrency reserve costs (described in subsection 2.16), the C/D Assessment Rate or the C/D Reserve Percentage shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Company and the Lenders of the effective date and the amount of each such change in interest rate.

(b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Company and the Lenders in the absence of manifest error. The Administrative Agent shall, at the request of the Company, deliver to the Company a statement showing the quotations used by the Administrative Agent in determining any interest rate pursuant to this subsection 2.12.

(c) If any Reference Lender shall for any reason no longer have a Revolving Credit Commitment or any Loans outstanding, such Reference Lender shall thereupon cease to be a Reference Lender, and if, as a result, there shall only be one Reference Lender remaining, the Documentation Agent and the Administrative Agent (after consultation with the Company and with the consent of the Required Lenders) shall, by notice to the Company and the Lenders, designate another Lender as a Reference Lender so that there shall at all times be at least two Reference Lenders.

(d) Each Reference Lender shall use its best efforts to furnish quotations of rates to the Administrative Agent as contemplated hereby. If any of the Reference Lenders shall be unable or shall otherwise fail to supply such rates to the Administrative Agent upon its request, the rate of interest shall, subject to the provisions of subsection 2.13, be determined on the basis of the quotations of the remaining Reference Lenders or Reference Lender.

2.13 Inability to Determine Interest Rate. If prior to the first day of any Interest Period:

(a) the Administrative Agent shall have determined (which determination shall be conclusive and binding upon the Company) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate or the C/D Rate for such Interest Period, or

(b) the Administrative Agent shall have received notice from the Required Lenders that the Eurodollar Rate or the C/D Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (as conclusively certified by such Lenders) of making or maintaining their affected Loans during such Interest Period, the Administrative Agent shall give telecopy or telephonic notice thereof to the Company and the Lenders as soon as practicable thereafter. If such notice is given (x) any Eurodollar Loans or C/D Rate Loans, as the case may be, requested to be made on the first day of such Interest Period shall be made as ABR Loans, (y) any Loans that were to have been converted on the first day of such Interest Period to Eurodollar Loans or C/D Rate Loans, as the case may be, shall be converted to or continued as ABR Loans and (z) any outstanding Eurodollar Loans or C/D Rate Loans, as the case may be, shall be converted, on the first day following the last day of the then current Interest Period with respect thereto, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurodollar Loans or C/D Rate Loans, as the case may be, shall be made or continued as such, nor shall the Company have the right to convert Loans to Eurodollar Loans or C/D Rate Loans, as the case may be.

2.14 Pro Rata Treatment and Payments. (a) Each borrowing by the Company from the Lenders hereunder, each payment by the Company on account of any commitment fee hereunder and any reduction of the Revolving Credit Commitments of the Lenders shall be made pro rata according to the respective Revolving Credit Commitment Percentages of the Lenders. Each payment (including each prepayment) by the Company on account of the principal of and interest on the Revolving Credit Loans shall be made pro rata according to the respective outstanding principal of the Revolving Credit Loans, respectively, then held by the Lenders. Notwithstanding any other provision of this Agreement that requires payments hereunder to be allocated to any particular category of obligations hereunder, if at any time (i) the Administrative Agent shall have received insufficient funds to pay all amounts then due and payable hereunder or (ii) the Documentation Agent shall have received written notice from the Company or any Lender than an Event of Default has occurred and is continuing, the amount of funds received shall be applied first to the payment of commitment fees and other amounts then due and payable hereunder other than fees in respect of Letters of Credit, principal and interest, and Reimbursement Obligations, pro rata in respect of all such amounts owing to each Lender, second to the payment of fees in respect of Letters of Credit and interest then due and payable hereunder, pro rata in respect of all such amounts owing to each Lender, and then to the payment of Reimbursement Obligations and all principal amounts then outstanding (whether of not due and payable) hereunder, pro rata in respect of all such amounts owing to each Lender. All payments (including prepayments) to be made by the Company hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without set off or counterclaim and shall be made prior to 12:30 P.M., Charlotte, North Carolina time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in subsection 10.2, in Dollars and in immediately available funds. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder (other than payments on the Eurodollar Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension. If any payment on a Eurodollar Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its Commitment Percentage of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Company a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error. If such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from the Company. Nothing contained in this subsection 2.14(b) shall relieve any Lender that has failed to make available its Commitment Percentage of any borrowing hereunder from its obligation to do so in accordance with the terms hereof.

2.15 Illegality. Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurodollar Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurodollar Loans, continue Eurodollar Loans as such and convert Domestic Dollar Loans to Eurodollar Loans shall forthwith be cancelled and (b) such Lender's Loans then outstanding as Eurodollar Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law. If any such conversion of a Eurodollar Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, the Company shall pay to such Lender such amounts, if any, as may be required pursuant to subsection 2.18.

2.16 Eurocurrency Reserve Costs; Requirements of Law. (a) The Company agrees to pay to each Lender which requests compensation under this subsection 2.16(a) (by notice to the Company), on the last day of each Interest Period with respect to any Eurodollar Loan made by such Lender, so long as such Lender shall be required to maintain reserves against "Eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System (or, so long as such Lender may be required by such Board of Governors or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any Eurodollar Loans), an additional amount (determined by such Lender and notified to the Company) representing such Lender's calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period as a result of the applicability of the foregoing reserves to such Eurodollar Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

(i) the principal amount of the Eurodollar Loans made by such Lender to which such Interest Period relates outstanding on such day; and

(ii) the difference between (x) a fraction the numerator of which is the Eurodollar Rate (expressed as a decimal) applicable to such Eurodollar Loan and the denominator of which is one minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by such Board of Governors or other Governmental Authority on such date minus (y) such numerator; and

(iii) a fraction the numerator of which is one and the denominator of which is 360.

(b) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

(i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, any Letter of Credit, any Application or any Eurodollar Loan or C/D Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by subsection 2.17 and changes in the rate of tax on the overall net income of such Lender);

(ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender which is not otherwise included in the determination of eurocurrency reserve costs pursuant to paragraph (a) above or the C/D Rate hereunder; or

(iii)	  shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender in good faith deems to be material, of making, converting into, continuing or maintaining Eurodollar Loans or C/D Rate Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Company shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection, it shall promptly notify the Company, through the Documentation Agent, of the event by reason of which it has become so entitled. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

(c) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder or under any Letter of Credit to a level below that which such Lender or such corporation could have achieved but for such change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender in good faith to be material, then from time to time, after submission by such Lender to the Company (with a copy to the Documentation Agent) of a written request therefore, the Company shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

(d) A certificate of each Lender setting forth such amount or amounts as shall be necessary to compensate such Lender as specified in paragraph (a), (b) or (c) of this subsection 2.16, as the case may be, shall be delivered to the Company and shall, if submitted in good faith, be conclusive absent manifest error; provided that any certificate delivered by a Lender pursuant to this subsection 2.16(d) shall (i) in the case of a certificate in respect of amounts payable pursuant to paragraph (a) or (b) of this subsection 2.16, set forth in reasonable detail the basis for and the calculation of such amounts, and (ii) in the case of a certificate in respect of amounts payable pursuant to paragraph (c) of this subsection 2.16, (A) set forth at least the same amount of detail in respect of the calculation of such amount as such Lender provides in similar circumstances to other similarly situated borrowers from such Lender, and (B) include a statement by such Lender that it has allocated to its Revolving Credit Commitment or outstanding Loans no greater than a proportionately equal amount of any reduction of the rate of return on such Lender's capital due to the adoption or change in any Requirement of Law regarding capital adequacy as it has allocated to each of its other commitments to lend or other outstanding loans to similarly situated borrowers that are affected similarly by such adoption or change.

2.17 Taxes. (a) All payments made by the Company under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on any Agent or any Lender as a result of a present or former connection between such Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, provided, however, that the Company shall not be required to increase any such amounts payable to any Lender that is not organized under the laws of the United States of America or a state thereof if
(i) such Lender fails to comply with the requirements of paragraph (b) of this subsection or (ii) either of the certifications made by such Lender as set forth in such paragraph is not true and correct with respect to such Lender. Whenever any Non-Excluded Taxes are payable by the Company, as promptly as possible thereafter the Company shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Company showing payment thereof. If the Company fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Company shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure. The agreements in this subsection shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

(b) Each Lender that is not incorporated under the laws of the United States of America or a state thereof shall:

(i) deliver to the Company and the Administrative Agent (with a copy to the Documentation Agent) (A) two duly completed copies of United States
Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

(ii) deliver to the Company and the Administrative Agent (with a copy to the Documentation Agent) two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete and after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Company; and

(iii) obtain such extensions of time for filing and complete such forms or certifications as may reasonably be requested by the Company or the Documentation Agent and the Administrative Agent;

unless in any such case an event (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Company, the Administrative Agent and the Documentation Agent. Such Lender shall certify
(i) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes and (ii) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a Participant pursuant to subsection 10.6 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this subsection, provided that in the case of a Participant such Participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

2.18 Indemnity. The Company agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of (a) default by the Company in making a borrowing of, conversion into or continuation of Eurodollar Loans or C/D Rate Loans after the Company has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by the Company in making any prepayment after the Company has given a notice thereof in accordance with the provisions of this Agreement or (c) the making of a prepayment of Eurodollar Loans or C/D Rate Loans on a day which is not the last day of an Interest Period with respect thereto. Such indemnification may include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank eurodollar market. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder. A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive pursuant to this Section shall be delivered to the Company and shall be conclusive absent manifest error.


SECTION 3.  LETTERS OF CREDIT

3.1 L/C Commitment. (a) Subject to the terms and conditions hereof, NationsBank or an Affiliate, as Issuing Bank, agrees, and other Lenders designated by the Company with the consent of the Documentation Agent and the Administrative Agent may agree, in each case in reliance on the agreements of the other Lenders set forth in subsection 3.4(a), to issue letters of credit (together with the Letters of Credit outstanding on the Closing Date issued under (and as defined in) the Existing Amended and Restated Credit Agreement, "Letters of Credit") for the account of the Company on any Business Day during the Commitment Period in such form as may be approved from time to time by the Issuing Bank; provided that the Issuing Bank shall have no obligation to issue any Letter of Credit if, after giving effect to such issuance, (i) the L/C Obligations would exceed the L/C Commitment or (ii) the Aggregate Outstanding Revolving Extensions of Credit would exceed the lesser of (A) the aggregate Revolving Credit Commitments then in effect and (B) the excess of the Borrowing Base then in effect over Permitted Senior Indebtedness. Each Letter of Credit shall (i) be denominated in Dollars and shall be either (x) a standby letter of credit issued to support obligations of the Company and its Subsidiaries, contingent or otherwise, arising in the ordinary course of business or (y) a documentary letter of credit in respect of the purchase of goods or services by the Company and its Subsidiaries in the ordinary course of business and (ii) expire no later than the Termination Date.

(b) Each Letter of Credit shall be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the State of New York.

(c) The Issuing Bank shall not at any time be obligated to issue any Letter of Credit hereunder if such issuance would conflict with, or cause the Issuing Bank or any L/C Participant to exceed any limits imposed by, any applicable Requirement of Law.

3.2 Procedure for Issuance of Letters of Credit. The Company may from time to time request that the Issuing Bank issue a Letter of Credit by delivering to the Issuing Bank at its address for notices specified herein an Application therefor, completed to the satisfaction of the Issuing Bank, and such other certificates, documents and other papers and information as the Issuing Bank may reasonably request in accordance with its customary procedures (with a copy to the Administrative Agent). Upon receipt of any Application, the Issuing Bank will process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Bank be required to issue any Letter of Credit earlier than three Business Days after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Bank and the Company. The Issuing Bank shall furnish a copy of such Letter of Credit to the Company promptly following the issuance thereof.

3.3  Fees, Commissions and Other Charges.

(a) The Company shall pay (i) to the Administrative Agent, for the account of the Issuing Bank and the L/C Participants in accordance with their respective Revolving Credit Commitment Percentages, a letter of credit commission with respect to each Letter of Credit, computed for the period from the Closing Date (in the case of the first such payment) or the date on which the last such payment was due (in all other cases) to the date upon which such payment is due hereunder at the L/C Fee Rate on the average daily aggregate amount available to be drawn under such Letter of Credit and (ii) to the Issuing Bank for its own account, a letter of credit commission with respect to each Letter of Credit, computed for the period from the Closing Date (in the case of the first such payment) or the date on which the last such payment was due (in all other cases) to the date upon which such payment is due hereunder at the rate of 1/8% per annum of the average daily aggregate amount available to be drawn under such Letter of Credit during the period for which such fee is calculated. Such commissions shall be payable in arrears on each L/C Fee Payment Date and shall be nonrefundable.

(b) In addition to the foregoing fees and commissions, the Company shall pay or reimburse the Issuing Bank for such reasonable and customary costs and expenses as are incurred or charged by the Issuing Bank in issuing, effecting payment under, amending or otherwise administering any Letter of Credit.

(c) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Bank and the L/C Participants all fees and commissions received by the Administrative Agent for their respective accounts pursuant to this subsection.

3.4 L/C Participations. (a) The Issuing Bank irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Bank to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Bank's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Bank thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Bank that, if a draft is paid under any Letter of Credit for which the Issuing Bank is not reimbursed in full by the Company in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Bank upon demand at the Issuing Bank's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed; provided, that no L/C Participant shall be obligated to make such payment to the extent that, after giving effect to such payment, the sum of
(i) such payment, (ii) such Lender's Commitment Percentage of the L/C Obligations on the date of such payment other than that with respect to which such payment would be made and (iii) such Lender's Commitment Percentage of the Aggregate Outstanding Revolving Extensions of Credit on such date other than the L/C Obligations exceeds such Lender's Revolving Credit Commitment. Each L/C Participant's obligation to purchase its participating interest in each Letter of Credit pursuant to this subsection 3.4(a) shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such L/C Participant may have against the Issuing Bank, the Company, any direct or indirect beneficiary of any Letter of Credit, the Administrative Agent or any other Person whatsoever, (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Company; (iv) any breach of this Agreement by the Company, the Administrative Agent or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing;
 and such obligation shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any reimbursement obligation of the Company is rescinded or must otherwise be restored or returned by the Issuing Bank upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any substantial part of its property, or otherwise, all as though such payment had not been made.

(b) If any amount required to be paid by any L/C Participant to the Issuing Bank pursuant to subsection 3.4(a) in respect of any unreimbursed portion of any payment made by the Issuing Bank under any Letter of Credit is paid to the Issuing Bank within three Business Days after the date such payment is due, such L/C Participant shall pay to the Issuing Bank on demand an amount equal to the product of (i) such amount, times (ii) the daily average federal funds rate, as quoted by the Issuing Bank, during the period from and including the date such payment is required to the date on which such payment is immediately available to the Issuing Bank, times (iii) a fraction the numerator of which is the number of days that elapse during such period and the denominator of which is 360. If any such amount required to be paid by any L/C Participant pursuant to subsection 3.4(a) is not in fact made available to the Issuing Bank by such L/C Participant within three Business Days after the date such payment is due, the Issuing Bank shall be entitled to recover from such L/C Participant, on demand, such amount with interest thereon calculated from such due date at the rate per annum applicable to ABR Loans hereunder. A certificate of the Issuing Bank submitted to any L/C Participant with respect to any amounts owing under this subsection shall be conclusive in the absence of manifest error.

(c) Whenever, at any time after the Issuing Bank has made payment under any Letter of Credit and has received from any L/C Participant its pro rata share of such payment in accordance with subsection 3.4(a), the Issuing Bank receives any payment related to such Letter of Credit (whether directly from the Company or otherwise, including proceeds of collateral applied thereto by the Issuing Bank), or any payment of interest on account thereof, the Issuing Bank will distribute to such L/C Participant its pro rata share thereof; provided, however, that in the event that any such payment received by the Issuing Bank shall be required to be returned by the Issuing Bank, such L/C Participant shall return to the Issuing Bank the portion thereof previously distributed by the Issuing Bank to it.

3.5 Reimbursement Obligation of the Company. The Company agrees to reimburse the Issuing Bank on each date on which the Issuing Bank notifies the Company of the date and amount of a draft presented under any Letter of Credit and paid by the Issuing Bank for the amount of (a) such draft so paid and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Bank in connection with such payment, provided, that the failure of the Company to so reimburse the Issuing Bank on such date shall not be deemed to be an Event of Default if (i) the Company receives notice of such draft after 1:30 P.M. on such date and (ii) the Company makes such reimbursement in full no later than the first Business Day following such date. Each such payment shall be made to the Issuing Bank at its address for notices specified herein in lawful money of the United States of America and in immediately available funds. Interest shall be payable on any and all amounts remaining unpaid by the Company under this subsection from the date such amounts become payable (whether at stated maturity, by acceleration or otherwise) to but not including the date of payment in full at the rate which would be payable on any outstanding ABR Loans which were then overdue.

3.6 Obligations Absolute. The Company's obligations under this Section 3 shall be absolute and unconditional under any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Company may have or have had against the Issuing Bank or any beneficiary of a Letter of Credit. The Company also agrees with the Issuing Bank that the Issuing Bank shall not be responsible for, and the Company's Reimbursement Obligations under subsection 3.5 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among the Company and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of the Company against any beneficiary of such Letter of Credit or any such transferee, provided, that payment by the Issuing Bank under such Letters of Credit against presentation of such documents shall not have been determined by a final judgement of a court of competent jurisdiction to have constituted gross negligence or willful misconduct by the Issuing Bank. The Issuing Bank shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Bank's gross negligence or willful misconduct. The Company agrees that any action taken or omitted by the Issuing Bank under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards or care specified in the Uniform Commercial Code of the State of New York and the Uniform Customs, shall be binding on the Company and shall not result in any liability of the Issuing Bank to the Company.

3.7 Letter of Credit Payments. If any draft shall be presented for payment under any Letter of Credit, the Issuing Bank shall promptly notify the Company of the date and amount thereof. The responsibility of the Issuing Bank to the Company in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment appear on their face to be in conformity with such Letter of Credit.

3.8 Application. To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this Section 3, the provisions of this Section 3 shall apply.


SECTION 4.  REPRESENTATIONS AND WARRANTIES

To induce the Lenders to enter into this Agreement and to make the Loans and issue or participate in the Letters of Credit the Company hereby represents and warrants to the Agents and each Lender that:

4.1 Financial Condition. The consolidated balance sheets of the Company and its consolidated Subsidiaries as at December 31, 1996 and the related consolidated statements of income and of cash flows for the fiscal year ended on such date, reported on by Ernst & Young, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and changes in cash flows for the fiscal year then ended. The unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at March 31, 1997 and the related unaudited consolidated statements of income and of cash flows for the three-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Company and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and changes in cash flows for the three-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein and except the quarterly statements are unaudited and do not include footnotes as would be required for audited financial statements). Neither the Company nor any of its Restricted Subsidiaries had, at the date of the most recent balance sheet referred to above, any Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto and which, in the aggregate, would be material to the Company and its Subsidiaries taken as a whole, except as set forth on Schedule 4.6.

4.2 No Change. Since December 31, 1996, no development or event has occurred which has had or could reasonably be expected to have a Material Adverse Effect except as otherwise disclosed in the Company's audited or unaudited financial statements including the periodic quarterly reports on Form 10-Q, in each case delivered to the Lenders prior to the Closing Date. Between December 31, 1996 and the Closing Date, no dividends or other distributions have been declared, paid or made upon the capital stock of the Company nor has any of the capital stock of the Company been redeemed, retired, purchased or otherwise acquired for value by the Company or any of its Subsidiaries, except for payment of regular quarterly dividends of not more than $0.17 per share per quarter, payment of the dividend on the Series A ESOP Convertible Preferred Stock and except as otherwise disclosed in the Company's audited or unaudited financial statements including the periodic quarterly reports on Form 10-Q delivered to the Lenders prior to the Closing Date.

4.3 Corporate Existence; Compliance with Law. Each of the Company and its Restricted Subsidiaries (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and (d) is in compliance with all Requirements of Law, except in the case of the foregoing clauses (c) and (d) to the extent that the failure to be so qualified or to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

4.4 Corporate Power; Authorization; Enforceable. The Company has the corporate power and authority, and the legal right, to make, deliver and perform this Agreement and the Notes and to borrow hereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of this Agreement and the Notes and to authorize the execution, delivery and performance of this Agreement and the Notes. No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowings hereunder or with the execution, delivery, performance, validity or enforceability of this Agreement or any other Loan Document. This Agreement has been, and, as of the Closing Date, the Notes will be, duly executed and delivered on behalf of the Company. This Agreement constitutes, and each other Loan Document when executed and delivered by the Company for value received will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

4.5 No Legal Bar. The execution, delivery and performance of this Agreement and the Notes, the borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or Contractual Obligation of the Company or of any of its Subsidiaries and will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

4.6 No Material Litigation. Schedule 4.6 sets forth information with respect to certain litigation, investigations, or proceedings pending against the Company and its Subsidiaries. Subject to the matters set forth on such Schedule, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Company, threatened by or against the Company or any of its Restricted Subsidiaries or against any of its or their respective properties or revenues
(a) with respect to this Agreement or the Notes or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

4.7 No Default. Neither the Company nor any of its Restricted Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

4.8 Ownership of Property;. Each of the Company and its Restricted Subsidiaries has good record and marketable title in fee simple to, or a valid leasehold interest in, all its real property, and good title to all its other property, except for defects in title that do not interfere in any material respect with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes, and none of such property is subject to any Lien except as permitted by subsection 7.3.

4.9 Intellectual Property. The Company and each of its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, which could reasonably be expected to have a Material Adverse Effect nor does the Company know of any valid basis for any such claim. The use of such Intellectual Property by the Company and its Restricted Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

4.10 Taxes. Each of the Company and its Restricted Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Company, are required to be filed and which if not so filed could reasonably be expected to have a Material Adverse Effect, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges of a material nature imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Company or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of the Company, no claim is being asserted, with respect to any such tax, fee or other charge which reasonably could be expected to have a Material Adverse Effect.

4.11 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of such Board of Governors. If requested by any Lender or the Documentation Agent, the Company will furnish to the Documentation Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

4.12 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits to an extent which could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan which could reasonably be expected to have a Material Adverse Effect, and neither the Company nor any Commonly Controlled Entity would become subject to any liability under ERISA in an amount which could reasonably be expected to have a Material Adverse Effect if the Company or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. To the knowledge of the Company or any Commonly Controlled Entity, no such Multiemployer Plan for which the Company or any Subsidiary could reasonably be expected to have a material liability is in Reorganization or Insolvent. The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of the Company and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) does not, in the aggregate, exceed the assets under all such Plans allocable to such benefits by an amount in excess of $5,000,000.

4.13 Investment Company Act; Other Regulations. The Company is not an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. The Company is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

4.14 Subsidiaries. All the Subsidiaries of the Company at the date of this Agreement are listed on Schedule 4.14 and the Subsidiaries that, as of the date of this Agreement, are Significant Subsidiaries of the Company are designated as such on Schedule 4.14.

4.15 Accuracy and Completeness of Information. The written information, reports and other papers and data with respect to the Company (other than projections and estimates) furnished to the Agents or the Lenders in connection with this Agreement or the obtaining of the commitments of the Lenders hereunder was, at the time so furnished and when considered as a whole, complete and correct in all material respects, or has been subsequently supplemented by other information, reports or other papers or data, to the extent necessary to give in all material respects a true and accurate knowledge of the subject matter in all material respects. All projections and estimates with respect to the Company and its Subsidiaries so furnished by the Company were prepared and presented in good faith, it being recognized by the Documentation Agent and the Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results and that such differences may be material; except as set forth and required within this Agreement, the Company shall not be required to update such projections.

4.16 Environmental Matters. Except to the extent that all of the following, in the aggregate, would not reasonably be expected to have a Material Adverse
Effect:

(a) To the knowledge of the Company, the facilities and properties owned, leased or operated by the Company or any of its Subsidiaries (the "Properties") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which (i) constitute or constituted a violation of, or (ii) could reasonably be expected to give rise to liability under, any Environmental Law.

(b) To the knowledge of the Company, the Properties and all operations at the Properties are in compliance, and, to the extent of the Company's and its Subsidiaries' involvement with the Properties, have in the last five years been in compliance, in all material respects with all applicable Environmental Laws, and there is no contamination at, under or about the Properties or violation of any Environmental Law with respect to the Properties or the business operated by the Company or any of its Subsidiaries (the "Business").

(c) Neither the Company nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties or the Business, nor does the Company have knowledge or reason to believe that any such notice will be received or is being threatened.

(d) To the knowledge of the Company, Materials of Environmental Concern have not been transported or disposed of from the Properties while owned or operated by the Company or any of its Subsidiaries in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could reasonably be expected to give rise to liability under, any applicable Environmental Law.

(e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Company, threatened, under any Environmental Law to which the Company or any Subsidiary is or will be named as a party with respect to the Properties or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Properties or the Business.

(f) To the knowledge of the Company, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of the Borrower or any Subsidiary in connection with the Properties or otherwise in connection with the Business, in violation of or in amounts or in a manner that could reasonably give rise to liability under Environmental Laws.

4.17 Status of the Notes. All indebtedness of the Company under this Agreement, the Notes and the Applications (including, without limitation principal, interest (including interest accruing after the occurrence of any event described in Section 8(f), whether or not such interest constitutes an allowed claim in any proceeding referred to in Section 8(f)), fees, expenses and indemnities) constitutes, and the Company hereby expressly agrees that all such indebtedness shall constitute, "Senior Debt" as such term is used in the 1992 Subordinated Debt Indenture.

4.18 Purpose of Loans. The proceeds of the Loans shall be used by the Company for working capital purposes in the ordinary course of business and to make the purchases and investments permitted by Section 7.


SECTION 5.  CONDITIONS PRECEDENT

5.1 Conditions to Initial Extensions of. The agreement of each Lender to make the initial extensions of credit requested to be made by it is subject to the satisfaction, on or prior to the Closing Date, of the following conditions precedent:

(a) Loan Documents. The Documentation Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Company and each Agent, with a counterpart for each Lender, (ii) for the account of each Lender, a Revolving Credit Note, conforming to the requirements hereof and executed by a duly authorized officer of the Company, (iii) for the account of each Short-Term Funding Lender, a Short-Term Funding Line Note conforming to the requirements hereof and executed by a duly authorized officer of the Company and (iv) the Affirmation, Restatement and Joinder, executed by a duly authorized officer of each Guarantor.

(b) Corporate Proceedings. The Documentation Agent shall have received, with a counterpart for each Lender, (i) a copy of the resolutions, in form and substance reasonably satisfactory to the Documentation Agent, of the Board of Directors of the Company and each Guarantor authorizing (x) in the case of the Company, the execution, delivery and performance of this Agreement, the Notes and the other Loan Documents to which it is a party, and the borrowings contemplated hereunder, and (y) in the case of each Guarantor, the execution and delivery of the Affirmation, Restatement and Joinder, in each case, certified by the Secretary or an Assistant Secretary of the Company or such Guarantor, as the case may be, as of the Closing Date, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded and shall be in form and substance satisfactory to the Documentation Agent and (ii) an incumbency certificate of the Company and each Guarantor, satisfactory in form and substance to the Documentation Agent, with appropriate insertions and attachments.

(c) Corporate Documents. The Documentation Agent shall have received, with a counterpart for each Lender, true and complete copies of the Charter and By-laws of the Company and each Guarantor, certified as of the Closing
Date as complete and correct copies thereof by the Secretary or an Assistant Secretary of the Company or such Guarantor, as the case may be.

(d) No Violation. The consummation of the transactions contemplated hereby shall not contravene, violate or conflict with, nor involve the Documentation Agent or any Lender in any violation of, any Requirement of Law.

(e) Fees. The Syndication Agent, the Documentation Agent and the Administrative Agent shall have received the fees to be received on the Closing Date referred to in subsection 2.5.

(f) Legal Opinions. The Documentation Agent shall have received, with a counterpart for each Lender, the executed legal opinions of (i) the Corporate Counsel to the Company, substantially in the form of Exhibit E-1 hereto, and (ii) Piper & Marbury L.L.P., counsel to the Company and the Guarantors, substantially in the form of Exhibit E-2. Such legal opinions shall cover such other matters incident to the transactions contemplated by this Agreement as the Documentation Agent may reasonably require.

(g) Borrowing Base Certificate. The Documentation Agent shall have received a Borrowing Base Certificate, dated the Closing Date and setting forth a calculation of the Borrowing Base as of March 31, 1997, showing that the Aggregate Outstanding Revolving Extensions of Credit on the Closing Date (after giving effect to the extension of credit hereunder on the Closing
Date), when added to the Permitted Senior Indebtedness on the Closing
Date, shall not exceed the Borrowing Base as set forth therein.

(h) Existing Amended and Restated Credit Agreement. The Documentation Agent shall have received evidence satisfactory to it that, effective as of the Closing Date and after giving effect for the initial extensions of Credit hereunder all amounts outstanding under the Existing Amended and Restated Credit Agreement will have been paid in full and the Commitments thereunder will have been replaced with the Commitments hereunder.

5.2 Conditions to Each Extension of Credit. The agreement of each Lender to make any extension of credit requested to be made by it on any date (including, without limitation, its initial extension of credit) is subject to the satisfaction of the following conditions precedent:

(a) Representations and Warranties. Each of the representations and warranties made by the Company or any Guarantor in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

(b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loans requested to be made on such date.

(c) Additional Documents. The Documentation Agent shall have received each additional document, instrument, legal opinion or item of information reasonably requested by it, including, without limitation, a copy of any debt instrument, security agreement or other material contract to which the Company may be a party.

(d) Additional Matters. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Documentation Agent, and the Documentation Agent shall have received such other documents and legal opinions in respect of any aspect or consequence of the transactions contemplated hereby or thereby as it shall reasonably request.

Each borrowing by and Letter of Credit issued on behalf of the Company hereunder shall constitute a representation and warranty by the Company as of the date of such Loan or such issuance that the conditions contained in subsection 5.2(a) and (b) have been satisfied.


SECTION 6.  AFFIRMATIVE COVENANTS

The Company hereby agrees as follows for so long as any of the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or the Agents hereunder:

6.1  Financial Statements.  The Company will furnish to each Lender:

(a) as soon as available, but in any event within 100 days after the end of each fiscal year of the Company, copies of the consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and changes in cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit (other than qualifications related to the incorporation of reports by other independent certified public accountants), by Ernst & Young or other independent certified public accountants of nationally recognized standing not unacceptable to the Required Lenders; and

(b) as soon as available, but in any event not later than 55 days after the end of each of the first three quarterly periods of each fiscal year of the Company, the unaudited consolidated balance sheets of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and changes in cash flows of the Company and its consolidated Subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects when considered in relation to the consolidated financial position of the Company and its consolidated Subsidiaries (subject to normal year-end audit adjustments);

all such financial statements to be prepared in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

6.2  Certificates; Other Information.  The Company will furnish to each
Lender:

(a) concurrently with the delivery of the financial statements referred to in subsection 6.1(a), a certificate of the independent certified public accountants reporting on such financial statements stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

(b) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and 6.1(b), a compliance certificate of a Responsible Officer, substantially in the form of Exhibit G, stating that, to the best of such officer's knowledge, the Company during such period has observed or performed all of its covenants and other agreements, and satisfied every condition, contained in this Agreement and in the Notes to be observed, performed or satisfied by it (and containing calculations demonstrating compliance with subsections 7.1 and 7.11 and such other financial information as requested by the Documentation
Agent), and that such officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate;

(c) not later than 95 days after the end of each fiscal year of the Company, a copy of the projections by the Company of the operating budget and cash flow budget of the Company and its Subsidiaries for the succeeding fiscal year, such projections to be accompanied by a certificate of a Responsible Officer to the effect that while such officer has no reason to believe such projections are incorrect or misleading in any material respect, such projections are based upon assumptions that may not materialize or may change adversely due to factors related to the Company's business or industry, and unanticipated events and circumstances may occur subsequent to the date of such projections, such that the actual results achieved may vary from such projections, and such variations may be material, and that the Company is under no obligation to update such projections;

(d) promptly upon their becoming available, but in any event no later than ten days after the same are sent, copies of all financial statements, reports, notices and proxy statements sent or made available generally by the Company to its stockholders, or by any Restricted Subsidiary of the Company to its stockholders (other than the Company or any Subsidiary of the Company), of all regular and periodic reports and all registration statements (excluding exhibits thereto and Registration Statements on Form S-8) and prospectuses, if any, filed by the Company or any of its Restricted Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any successor or analogous Governmental Authority; and all of press releases and other statements made available generally by the Company or any of its Restricted Subsidiaries to the public concerning material developments in the business of the Company and any of its Restricted Subsidiaries;

(e) promptly, such additional financial and other information as any Lender may from time to time reasonably request; and

(f) as soon as practicable, but in no event later than 25 days after the end of each month, a Borrowing Base Certificate certifying in reasonable detail the Borrowing Base as of the last day of such month, which certificate shall be complete and correct as of the date thereof; and

(g) concurrently with the delivery of the financial statements referred to in subsections 6.1(a) and 6.2(b), the financial information set forth on
Schedule 6.2(g) hereto.

6.3 Payment of Obligations. The Company and each Restricted Subsidiary will pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all obligations of whatever nature which if not so paid could reasonably be expected to have a Material Adverse Effect, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Company or its Subsidiaries, as the case may be.

6.4  Conduct of Business and Maintenance of Existence.   The Company and the
Restricted Subsidiaries, taken as a whole, will at all times remain principally engaged in the business currently being conducted by the Company and the Restricted Subsidiaries, and in all respects material to the business of the Company and the Restricted Subsidiaries taken as a whole, the Company shall, and will cause each of the Restricted Subsidiaries to, preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises required for the normal conduct of such business, except (i) as otherwise permitted pursuant to subsection 7.5 and (ii) the Company shall not be required to preserve any such right, privilege or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company or any Subsidiary and that the loss thereof could not reasonably be expected to have a Material Adverse Effect. The Company shall, and will cause each Restricted Subsidiary to, comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.5 Maintenance of Property; Insurance. The Company and each Restricted Subsidiary will keep in all material respects all property useful and necessary in its business in good working order and condition (provided, however, that nothing in this subsection 6.5 shall prevent the Company from discontinuing the operation or maintenance, or both the operation and maintenance, of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and could not reasonably be expected to have a Material Adverse Effect); maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, reasonable information as to the insurance carried.

6.6  Inspection of Property; Books and Records; Discussions.   The Company and
each Restricted Subsidiary will keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender, at such Lender's expense, to visit and inspect as reasonably requested any of its properties and the properties of the real estate joint ventures in which the Company or any Subsidiary within the Homebuilding Segment participates or manages and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of the Company and its Subsidiaries and such real estate joint ventures in which the Company or any Subsidiary within the Homebuilding Segment participates or manages, as reasonably requested with officers and employees of the Company and its Subsidiaries and with its independent certified public accountants.

6.7 Notices. The Company will promptly give notice to the Documentation Agent and each Lender of:

(a)  the occurrence of any Default or Event of Default;

(b) any (i) default or event of default under any Contractual Obligation of the Company or any of its Restricted Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between the Company or any of its Restricted Subsidiaries and any Governmental Authority, which, in either case, reasonably could be expected to have a Material Adverse Effect;

(c) any litigation or proceeding affecting the Company or any of its Restricted Subsidiaries (i) in which the amount involved and not covered by insurance is $10,000,000 or more or (ii) in which injunctive or similar relief is sought which reasonably could be expected to have a Material Adverse Effect;

(d) the following events, as soon as possible and in any event within 30 days after the Company knows or has reason to know thereof: (i) the occurrence of any Reportable Event with respect to any Plan, or any withdrawal from, or the termination, Reorganization or Insolvency of any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Company or any Commonly
Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan;

(e)  any change in the Rating by either Rating Agency; and

(f)  any event or occurrence which has a Material Adverse Effect.

Each notice pursuant to this subsection shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Company proposes to take with respect thereto.

6.8 Environmental Laws. (a) The Company, each Restricted Subsidiary and each joint venture in which the Company or any Restricted Subsidiary participates or manages will comply with and insure compliance by all tenants and subtenants, if any, with all Environmental Laws and obtain and comply in all material respects with and maintain, and insure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, registrations or permits required by Environmental Laws, except in each case to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect; and

(b) The Company, each Restricted Subsidiary and each such joint venture will conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities respecting Environmental Laws, except to the extent that the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not reasonably be expected to have a Material Adverse Effect; and

(c) The Company will defend, indemnify and hold harmless each Agent and the Lenders, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of or noncompliance with any Environmental Laws, or any orders, requirements or demand of Governmental Authorities related thereto, including without limitation reasonable attorney and consultant fees, investigation and laboratory fees, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor. The agreements contained in this paragraph (c) shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

6.9 Guarantees from Future. The Company will promptly secure the execution and delivery of the Guaranty to the Documentation Agent on behalf of the Lenders from each Subsidiary, whether now existing or formed and organized after the Closing Date, if such Subsidiary (i) has assets with an aggregate book value equal to or greater than $1,000,000 and (ii) is included in the Homebuilding Segment. Each such Subsidiary which hereafter meets the criteria set forth in the preceding sentence shall execute and deliver the Guaranty within 30 days after it meets such criteria. Concurrently with the execution and delivery by such a Subsidiary of a Guaranty, the Company will deliver to the Documentation Agent such legal opinions and evidence of corporate action and authority in respect thereof as shall be reasonably requested by the Documentation Agent.


SECTION 7.  NEGATIVE COVENANTS

The Company hereby agrees as follows for so long as any of the Commitments remain in effect, any Note or any Letter of Credit remains outstanding and unpaid or any other amount is owing to any Lender or any Agent hereunder:

7.1  Financial Condition Covenants.  The Company shall not:

(a) Maintenance of Consolidated Net Worth of the Company. Permit the Consolidated Net Worth of the Company on the last day of any fiscal quarter ending after March 31, 1997, to be less than $260,000,000 plus the sum of (A) 50% of Consolidated Net Income of the Company for each fiscal quarter for which such Consolidated Net Income is positive during the period from April 1, 1997 through such date plus (B) the aggregate amount of net proceeds received by the Company from all registered public offerings of securities of the Company characterized as capital stock in accordance with GAAP after April 1, 1997 through such date.

(b) Maintenance of Total Liabilities in Relation to Adjusted Consolidated Tangible Net Worth. Permit Combined Total Liabilities of the
Homebuilding Segment on the last day of any fiscal quarter of the Company to be greater than the sum of (i) 2.75 multiplied by that portion of Adjusted Consolidated Tangible Net Worth on such day which is less than or equal to $218,000,000 plus (ii) 2.0 multiplied by that portion of Adjusted Consolidated Tangible Net Worth on such day which is greater than $218,000,000; provided, that in the event that Fixed Charge Coverage is less than 1.75 for any two consecutive fiscal quarters of the Company, the multipliers specified in clauses (i) and (ii) of this subsection (i.e. 2.75 and 2.0) shall each be reduced by 0.25, effective as of the last day of the fiscal quarter immediately following the second of such two consecutive fiscal quarters of the Company, and such multipliers shall be further reduced by 0.1 on and as of the last day of each subsequent fiscal quarter of the Company unless Fixed Charge
Coverage for such subsequent fiscal quarter is equal to or greater than 1.75, in which case such multipliers shall be as set forth in clauses
(i) and (ii) of this subsection effective as of such day. For purposes of this subsection 7.1(b), Combined Total Liabilities of the Homebuilding Segment shall exclude accounts payable and accrued expenses.

(c) Maintenance of Fixed Charge Coverage. Permit Fixed Charge Coverage to be less than 1.50 for any three consecutive fiscal quarters of the Company.

(d) Maintenance of Net Worth Ratio of the Financial Services Segment. Permit the ratio of Financial Services Segment Combined Total Liabilities to the Consolidated Adjusted Net Worth of the Financial Services Segment to be greater than 8.0 to 1.0 as of the end of any quarter in Ryland
Mortgage Company's fiscal year.

7.2  Limitation on Indebtedness.   Neither the Company nor any Restricted
Subsidiary will create, incur, assume or suffer to exist any Indebtedness, except:

(a) Indebtedness in respect of the Loans, the Notes, and the other obligations of the Company under this Agreement;

(b) Indebtedness of the Company to any Subsidiary and of any Subsidiary to the Company or any other Subsidiary; provided, in each case, that such Indebtedness be permitted as an Investment pursuant to subsection 7.8;

(c) Indebtedness of the Company or any of its Subsidiaries in respect of purchase money mortgage financing for real estate inventory, provided, that the holder of such Indebtedness shall have no recourse against the Company or any Subsidiary in respect of such Indebtedness, such recourse being limited solely to the assets financed with the proceeds of such Indebtedness, and provided, further, that (i) at least 50% of the aggregate capitalized cost of the assets so acquired with such purchase money mortgage financing by the Company, its Subsidiaries and the Company's consolidated joint ventures shall have been financed with such purchase money mortgage financing and (ii) the aggregate capitalized cost of all assets pledged in respect of or otherwise securing all such non-recourse purchase money mortgage financing of the Company, its Subsidiaries and its consolidated and unconsolidated joint ventures shall not at any time exceed $100,000,000;

(d)  Subordinated Debt;

(e)  Specified Debt;

(f) Indebtedness in respect of industrial revenue bonds outstanding on the Closing Date and listed on Schedule 7.2(f) hereto;

(g) Indebtedness constituting, or constituting the primary obligations guaranteed by, the Guarantee Obligations permitted pursuant to subsection 7.4(a), (b) or (c);

(h) Indebtedness of the Company or any other entity in the Homebuilding Segment in the form of reimbursement obligations in respect of letters of credit issued for the account of the Company or such other entity other than Letters of Credit issued hereunder and other than Permitted IRB Letters of Credit, provided, that such Indebtedness shall not include any letters of credit supporting obligations under any Indebtedness having a final maturity of more than one year from the date of incurrence of such Indebtedness;

(i) Indebtedness of a corporation which becomes a Subsidiary or which is merged into the Company or any Subsidiary after the date hereof, provided that (i) such Indebtedness existed at the time such corporation became a Subsidiary or was so merged and was not created in anticipation thereof and (ii) immediately after giving effect to the acquisition of such corporation by the Company no Default or Event of Default shall have occurred and be continuing;

(j) refinancing of existing Indebtedness of the Company or any Restricted Subsidiary or other Indebtedness permitted under this subsection 7.2
(a), (b), (c), (d), (e), (f), (g), (h), (i), (k), (l), (m), (n), (o) and
(p) on terms no less favorable to the Company and not resulting in an Event of Default or Default hereunder, provided, that the provisions of the applicable clause (other than this clause (j)) of this subsection
7.2 under which such Indebtedness is permitted are satisfied after giving effect thereto;

(k) subject to subsection 7.15 hereof, additional Indebtedness of the Company or any of its Subsidiaries in the Homebuilding Segment (other than the Indebtedness described in the paragraphs of this subsection 7.2 other than this paragraph) (i) having restrictive covenants no more restrictive or less favorable to the Company than the terms and provisions hereof, (ii) having a final maturity of greater than one year from the date of incurrence of such Indebtedness and (iii) having no revolving credit or other provisions for short-term repayment and reborrowing, provided, that no more than an aggregate of $20,000,000 in principal of such Indebtedness matures prior to the Termination Date;

(l) Indebtedness of any entity within the Ryland Financial Division so long as there is no recourse in respect thereof to the Company or any entity in the Homebuilding Segment or so long as any such recourse to the Company or any entity within the Homebuilding Segment is permitted pursuant to subsection 7.4;

(m) Indebtedness of the Company and any of its Subsidiaries incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate amount at any time outstanding not to exceed $15,000,000; provided, that such Indebtedness shall be secured solely by the assets financed with the proceeds of such Indebtedness;

(n) Indebtedness of the Company or any other entity in the Homebuilding Segment in the form of reimbursement obligations in respect of completion bonds issued for the account of the Company or such other entity in the ordinary course of business of the Homebuilding Segment in respect of construction projects undertaken by it;

(o) Indebtedness of the Company or any other entity in the Homebuilding Segment in the form of reimbursement obligations in respect of letters of credit issued for the account of the Company or such other entity for the benefit of employee benefit or employee insurance programs of the Company or any of its Subsidiaries; and

(p) Indebtedness of the Company or any of its Subsidiaries in the Homebuilding Segment to any Lender, the proceeds of which are used to finance acquisition, development or construction projects, the financing of which projects by such Lender pursuant to this clause (p), in the determination of such Lender, furthers the purposes applicable to it under the Community Reinvestment Act of 1977, as amended, and the regulations issued thereunder, provided that (i) the aggregate principal amount of all such Indebtedness shall not exceed $15,000,000 at any time outstanding and (ii) such Indebtedness, if secured by assets of the Company or any Subsidiary, shall be secured solely by such assets financed with the proceeds of such Indebtedness.

7.3 Limitation on Liens. Neither the Company nor any Restricted Subsidiary will create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

(a) Liens for taxes not yet due or which are being contested in good faith by appropriate proceedings, provided that adequate reserves with respect thereto are maintained on the books of the Company or its Subsidiaries, as the case may be, in conformity with GAAP;

(b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

(c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation and deposits securing liability to insurance carriers under insurance or self-insurance arrangements;

(d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Company or such Subsidiary;

(f) Liens in existence on the Closing Date securing Indebtedness permitted by subsection 7.2(f), a refinancing thereof pursuant to subsection 7.2(j) or any extensions, renewals or replacements thereof, provided that no such Lien is spread to cover any additional property after the Closing
Date and that the amount of Indebtedness secured thereby is not increased;

(g) Liens securing Indebtedness of the Company and its Subsidiaries permitted by subsection 7.2(c) or 7.2(m) incurred to finance the acquisition of real estate inventory or fixed or capital assets or a refinancing thereof pursuant to subsection 7.2(j), provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such real estate inventory or fixed or capital assets (or, in the case of a refinancing pursuant to subsection 7.2(j), such Liens shall be renewals or replacements of Liens created substantially simultaneously with the acquisition of such real estate inventory or fixed or capital assets), (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (iii) if applicable, the percentage of such acquisition financed with proceeds of Indebtedness shall satisfy the requirements set forth in clause (ii) to the last proviso to subsection 7.2(c);

(h) Liens on the property or assets of a corporation which becomes a Subsidiary or which is merged into the Company or a Subsidiary after the date hereof securing Indebtedness permitted by subsection 7.2(i) (or subsection 7.2(j) in respect of such Indebtedness), provided that (i) such Liens existed at the time such corporation became a Subsidiary or was so merged and were not created in anticipation thereof, (ii) any such Lien is not spread to cover any additional property or assets of such corporation after the time such corporation becomes a Subsidiary or is so merged, and (iii) the amount of Indebtedness secured thereby is not increased;

(i) Liens on assets of the Financial Services Segment securing Indebtedness of the Financial Services Segment permitted by subsection 7.2(g) or 7.2(l);

(j) judgment and other similar Liens arising in connection with court proceedings; provided (i) the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being actively contested in good faith by appropriate proceedings and (ii) no Default or Event of Default shall have occurred and be continuing and

(k) Liens securing Indebtedness permitted under subsection 7.2(p), provided that such Liens cover only such assets financed with the proceeds of such Indebtedness.

7.4  Limitation on Guarantee.   Neither the Company nor any Restricted
Subsidiary will create, incur, assume or suffer to exist any Guarantee Obligation except:

(a) the Company and other entities within the Homebuilding Segment may incur Guarantee Obligations for the benefit of the Ryland Financial Division if the aggregate amount of such Guarantee Obligations, plus the net amount of Investments by the Homebuilding Segment in the Financial
Services Segment, does not exceed the sum of (i) $50,000,000, and (ii) an amount, if a positive number, equal to (A) the aggregate value of all cash dividends received by the Company from the Financial Services
Segment, determined in accordance with GAAP, during the period from April 1, 1995 to and including such date less (B) an amount equal to the excess of (1) the aggregate amount of cash dividends paid by the Company on its common stock during such period over (2) 50% of the Consolidated
Net Income of the Homebuilding Segment for such period;

(b) subject to subsection 7.15 hereof, the Company may incur Guarantee Obligations other than those described in paragraphs (a) and (e) of this subsection 7.4 in an aggregate amount at any time outstanding not exceeding 25% of Adjusted Consolidated Tangible Net Worth at such time, provided, that Guarantee Obligations of the Company for the benefit of unconsolidated joint ventures permitted under subsection 7.8(e) hereof shall not at any time exceed an aggregate amount equal to 15% of Adjusted Consolidated Tangible Net Worth at such time;

(c) the Company and its Restricted Subsidiaries may incur Guarantee Obligations in respect of Permitted IRB Letters of Credit;

(d) the entities within the Financial Services Segment may incur other Guarantee Obligations;

(e) the Company and other entities within the Homebuilding Segment may incur Guarantee Obligations in respect of letters of credit and completion bonds permitted pursuant to subsection 7.2(h), (n) or (o); and

(f) Subsidiaries of the Company may incur Guarantee Obligations in respect of the Specified Debt, provided that simultaneously with the execution and delivery of any guaranty in respect thereof by any Subsidiary, such Subsidiary shall execute and deliver a substantially identical guaranty in respect of all obligations of the Company under this Agreement and the other Loan Documents.

7.5 Limitations of Fundamental. Neither the Company nor any Restricted Subsidiary will enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets except:

(a) any Restricted Subsidiary of the Company may be merged or consolidated with or into the Company provided that the Company shall be the continuing or surviving corporation, or with or into any one or more wholly owned Restricted Subsidiaries of the Company provided that the wholly owned Restricted Subsidiary or Subsidiaries shall be the continuing or surviving corporation;

(b) any wholly owned Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to the Company or any other wholly owned Restricted Subsidiary of the Company;

(c) the Company or any Restricted Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its assets to the Company or any Restricted Subsidiary of the Company, whether existing on or created after the date of this Agreement; provided, that if the transferor is the Company or a Guarantor, the transferee shall be the Company or a Guarantor; and

(d) sales, conveyances, leases, assignments, transfers or other dispositions of property, business or assets permitted under subsection 7.6.

7.6 Limitation on Sale of. Neither the Company nor any Restricted Subsidiary will convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, stock of Subsidiaries, receivables and leasehold interests and, with respect to the Financial Services Segment, its loan servicing portfolios), whether now owned or hereafter acquired, except:

(a) obsolete or worn out property disposed of in the ordinary course of business;

(b)  the sale of inventory in the ordinary course of business;

(c) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

(d)  the sale or discount without recourse of mortgage loan receivables;

(e) the sale by the Financial Services Segment in the ordinary course of its business of its rights under loan servicing portfolios owned on the Closing Date;

(f)  as permitted by subsection 7.5 (other than pursuant to subsection
7.5(d));

(g) the sale of mortgages and mortgage-backed or other securities by the Financial Services Segment in the ordinary course of business;

(h) the sale, transfer or other disposition of any stock, property or assets of the Limited-Purpose Subsidiaries;

(i)  the sale, transfer or other disposition of Cash Equivalents; and

(j) any other sale or disposition of property or assets (including stock or assets of Subsidiaries), provided that the aggregate book value of all assets so sold or disposed of in any period of twelve consecutive months shall not exceed 10% of the book value of the consolidated total assets of the Company (excluding the assets of the Limited Purpose
Subsidiaries) as at the beginning of such twelve-month period.

7.7 Limitation on Dividends. The Company will not declare or pay any dividend (other than dividends payable solely in common stock of the Company) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of stock of the Company or any warrants or options to purchase any such stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Company or any Subsidiary (such declarations, payments, setting apart, purchases, redemptions, defeasances, retirements, acquisitions and distributions being herein called "Restricted Payments"), except that (i) the Company may make any Restricted Payment so long as, after giving effect thereto, no Default or Event of Default will be in existence and (ii) the Company may in any event pay dividends in respect of the Company's Series A ESOP Convertible Preferred Stock for any period in any amount not exceeding the amount of principal and interest payable to the Company for such period by the recipient of such dividends.

7.8 Limitation on Investments. Neither the Company nor any Restricted Subsidiary will make any Investments, except:

(a) extensions of trade credit and other payables in the ordinary course of business;

(b)  Investments in Cash Equivalents;

(c) acquisitions by the Company or any of its Restricted Subsidiaries within the Homebuilding Segment of assets constituting a business unit or the capital stock of any Person; provided, that such business unit or Person is engaged in the same general type of business as conducted by the Company or one of its Restricted Subsidiaries; provided, further, that the aggregate amount of consideration paid by the Company and its Restricted Subsidiaries for all such acquisitions of assets or capital stock (including as a part of such consideration any Indebtedness assumed as a part thereof) does not exceed (i) in any fiscal year, an amount equal to 25% of Adjusted Consolidated Tangible Net Worth as at the end of the immediately prior fiscal year of the Company or (ii) since the Closing Date, an aggregate amount equal to $100,000,000; and provided, finally, that after giving effect thereto, no Default or Event of Default shall be in existence;

(d) acquisitions by the Company or any of its Restricted Subsidiaries other than acquisitions permitted under subsection 7.8(c) or (h) of, or investments in, assets constituting a business unit or the capital stock of any Person; provided, that the aggregate amount of consideration paid by the Company and its Restricted Subsidiaries for all such acquisitions of assets or capital stock (including as a part of such consideration any Indebtedness assumed as a part thereof) does not exceed an aggregate amount equal to $25,000,000; and provided, further, that after giving effect thereto, no Default or Event of Default shall be in existence;

(e) (i) Investments by the Company or any of its Subsidiaries within the Homebuilding Segment in joint ventures, other than Consolidated Joint Ventures, in an aggregate amount for all such Investments not exceeding at any date the sum of (A) $41,500,000, (B) an amount equal to the aggregate value of all cash distributions attributable to such Investments received by the Company from all joint ventures in which the Company or any of its Subsidiaries within the Homebuilding Segment is a participant, determined in accordance with GAAP, during the period from April 1, 1995 to and including such date and (C) 15% of cumulative Adjusted Consolidated Net Income of the Company for the period from and including April 1, 1995 to and including the last day of the fiscal quarter of the Company ending immediately prior to such date;

(f) Investments by the Company in any Subsidiary within the Homebuilding Segment or in any Consolidated Joint Venture or by any Subsidiary within the Homebuilding Segment in the Company, in any other Subsidiary within the Homebuilding Segment or in any Consolidated Joint Venture;

(g) Investments by the Company or any other entity within the Homebuilding Segment in the Financial Services Segment if the aggregate amount of such Investments outstanding on any date, plus the aggregate amount of all Guarantee Obligations incurred by the Homebuilding Segment for the benefit of the Ryland Financial Division outstanding on such date, does not at any time exceed the sum of (i) $50,000,000 and (ii) an amount, if a positive number, equal to (A) the aggregate value of all cash dividends received by the Company from the Financial Services Segment, determined in accordance with GAAP, during the period from April 1, 1995 to and including such date less (B) an amount equal to the excess of (1) the aggregate amount of cash dividends paid by the Company on its common stock during such period over (2) 50% of the Consolidated Net Income of the Homebuilding Segment for such period;

(h) Investments by entities within the Financial Services Segment in any Person and acquisitions of assets constituting a business unit or the capital stock of any Person by entities within the Financial Services Segment;

(i) loans and advances to employees of the Company or its Subsidiaries for travel, entertainment and relocation expenses in the ordinary course of business; and

(j) other loans and advances to employees of the Company in connection with incentive or stock purchase plans or arrangements in an aggregate amount not to exceed $3,000,000 at any time outstanding.

7.9 Limitation on Optional Payments and Modification of Debt. (a) Neither the Company nor any Restricted Subsidiary will (i) make any optional payment or prepayment on or redemption of any Subordinated Debt or (ii) amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms (including, without limitation, the subordination terms) of any Subordinated Debt (other than any such amendment, modification or change which would extend the maturity or reduce the amount of any payment of principal thereof or which would reduce the rate or extend the date for payment of interest thereon or would otherwise make the terms of the Subordinated Debt more favorable to the Company and no less favorable to the holders of the senior debt to which such Subordinated Debt is subordinated); provided that so long as no Default is in existence or would result therefrom, the Company may prepay Subordinated Debt to the extent that the aggregate face amount of the Subordinated Debt so prepayed after the Closing Date does not exceed $25,000,000.

(b) No Restricted Subsidiary within the Financial Services Segment will amend, modify or change, or consent or agree to any amendment, modification or change to any of the terms of any debt instrument to which it is a party the effect of which would be to (i) impose restrictions on the payment of dividends, directly or indirectly, to or for the benefit of the Company which would limit such dividends to an aggregate amount for all Restricted Subsidiaries in the Financial Services Segment in any fiscal year which is less than the Combined Net Income of the Financial Services Segment for the current fiscal year or
(ii) impose restrictions on the making by such Restricted Subsidiaries of Advances, directly or indirectly, to or for the benefit of the Company which would limit such Advances to an aggregate amount for all Restricted Subsidiaries in the Financial Services Segment which is less than $25,000,000 at any time outstanding, provided, that provisions which by their terms would impose such restrictions only in the event of a default under such debt instrument and solely as a result of such default shall not be deemed to be included in the restrictions described in the foregoing clauses (i) or (ii).

7.10 Transactions with Affiliates. Neither the Company nor any Restricted Subsidiary will enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is otherwise permitted under this Agreement, or is upon fair and reasonable terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person not an Affiliate.

7.11 Limitation on Inventory. The Company will not permit (a) Unsold Land Held at the end of any month to exceed 20% of Adjusted Consolidated Tangible Net Worth of the Company at such date, or (b) Unsold Land Under Development to exceed an amount equal to 150% of Adjusted Consolidated Tangible Net Worth or
(c) the ratio of (i) the sum of (A) the average Unsold Land Held on the last day of each month during the six-month period ending on such date plus (B) the average Unsold Land Under Development on the last day of each month during the six-month period ending on such date plus (C) the average Unsold Housing Inventory on the last day of each month during the six-month period ending on such date to (ii) the average Total Housing Inventory on the last day of each month during the six-month period ending on such date to exceed .75 to 1. Notwithstanding any of the foregoing to the contrary, in the event that Fixed Charge Coverage is less than 1.20 for any two consecutive fiscal quarters of the Company, then for each fiscal quarter of the Company subsequent to the second such consecutive fiscal quarter, the aggregate amount of purchases of land which, immediately after such purchase, would be included under the definition herein of "Unsold Land Held" during such subsequent quarter shall be limited to an amount equal to 50% of the average quarterly amount attributable to the purchase cost of land which would be included in "Cost of Goods Sold" on a combined balance sheet of the Homebuilding Segment determined in accordance with GAAP for the four fiscal quarters of the Company immediately prior to such subsequent quarter, effective until the fiscal quarter of the Company immediately following the first subsequent fiscal quarter of the Company for which Fixed Charge Coverage is 1.20 or greater.

7.12 Fiscal Year. The Company will not permit the fiscal year of the Company to end on a day other than December 31.

7.13 Compliance with ERISA. Neither the Company nor any Restricted Subsidiary will (a) terminate any Plan so as to result in any material liability to PBGC, (b) engage in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) involving any Plan which would result in a material liability for an excise tax or civil penalty in connection therewith, (c) incur or suffer to exist any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, involving any Plan, or (d) allow or suffer to exist any event or condition which presents a material risk of incurring a material liability to PBGC by reason of termination of any such Plan.

7.14 Preferred Stock. The Company will not permit any Restricted Subsidiary within the Homebuilding Segment to issue preferred stock to any Person other than the Company.

7.15  Limitation on Indebtedness of New Subsidiaries.   Notwithstanding
anything to the contrary in subsection 7.2 or subsection 7.4 hereof, the Company shall not permit any Subsidiary of the Company in the Homebuilding Segment created or acquired after the Closing Date to create, incur, assume or suffer to exist any Indebtedness which otherwise would be permitted under subsection 7.2(k) or subsection 7.4(b) hereof.


SECTION 8.  EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a) The Company shall fail to pay any principal of any Note or any Reimbursement Obligation when due in accordance with the terms thereof or hereof; or the Company shall fail to pay any interest on any Note, or any other amount payable hereunder, within 2 days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

(b) Any representation or warranty made or deemed made by the Company or any Guarantor herein or in any other Loan Document or which is contained in any certificate or document furnished at any time under or in connection with this Agreement shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

(c) The Company shall default in the observance or performance of any agreement contained in Section 7 (other than subsection 7.11); or

(d) The Company shall default in the observance or performance of any other agreement contained in this Agreement (other than as provided in paragraphs (a) through (c) of this Section 8), and such default shall continue unremedied (i) for a period of 90 days, in the case of subsection 7.11, or (ii) for a period of 30 days, in the case of any other such provision; or

(e) The Company or any of its Restricted Subsidiaries shall (i) default in any payment of principal of or interest on any Indebtedness having a principal balance of $10,000,000 or more (other than the Notes) or in the payment of any Guarantee Obligation of $10,000,000 or more, beyond the period of grace (not to exceed 15 days), if any, provided in the instrument or agreement under which such Indebtedness or Guarantee Obligation was created; or (ii) default in the observance or performance of any other agreement or condition relating to any such Indebtedness or Guarantee Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Guarantee
Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable; provided that the failure by Ryland Mortgage Company or any of its Subsidiaries to pay any such Indebtedness or Guarantee Obligation in the form of reimbursement obligations in respect of letters of credit issued for the account of Ryland Mortgage Company or any of its Subsidiaries backing obligations under master servicing agreements shall not constitute an Event of Default under this paragraph (e) until the date which is 90 days after the date on which such reimbursement obligations become due and payable;
or

(f) (i) The Company or any of its Restricted Subsidiaries shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Company or any of its Restricted Subsidiaries shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against the Company or any of its Restricted Subsidiaries any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against the Company or any of its Restricted Subsidiaries any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) the Company or any of its Restricted Subsidiaries shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) the Company or any of its Restricted Subsidiaries shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan,
(ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Company or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA,
(v) the Company or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h) One or more judgments or decrees shall be entered against the Company or any of its Restricted Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $10,000,000 or more and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i)  If a Designated Event shall occur;

(j) The Company shall cease to own, directly or indirectly and free and clear of any Lien, 100% of the issued and outstanding capital stock of M.J.
Brock & Sons, Inc. and Ryland Mortgage Company; or

(k) The Guaranty shall cease, for any reason, to be in full force and effect, or the Company or any Guarantor shall so assert in writing;

then, and in any such event, (A) if such event is an Event of Default specified in clause (i) or (ii) of paragraph (f) above with respect to the Company, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) shall immediately become due and payable, and (B) if such event is any other Event of Default, either or both of the following actions may be taken: (i) with the consent of the Required Lenders, the Documentation Agent may, or upon the request of the Required Lenders, the Documentation Agent shall, by notice to the Company declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate; and (ii) with the consent of the Required Lenders, the Documentation Agent may, or upon the request of the Required Lenders, the Documentation Agent shall, by notice of default to the Company, declare the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes (including, without limitation, all amounts of L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) to be due and payable forthwith, whereupon the same shall immediately become due and payable.

With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, the Company shall at such time deposit in a cash collateral account opened by the Documentation Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit.
Amounts held in such cash collateral account shall be applied by the Documentation Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay other obligations of the Company hereunder and under the Notes. After all such Letters of Credit shall have expired or been fully drawn upon, all Reimbursement Obligations shall have been satisfied and all other obligations of the Company hereunder and under the Notes shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Company.

Except as expressly provided above in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived.


SECTION 9.  THE AGENTS

9.1 Appointment. (a) Each Lender hereby irrevocably designates and appoints Chase as the Documentation Agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes Chase, as the Documentation Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Documentation Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental
thereto.   Notwithstanding any provision to the contrary elsewhere in this
Agreement, the Documentation Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Documentation Agent

(b) Each Lender hereby irrevocably designates and appoints NationsBank as the Administrative Agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes NationsBank, as the Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental
thereto.   Notwithstanding any provision to the contrary elsewhere in this
Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

9.2 Delegation of Duties. Any Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. No Agent shall be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

9.3 Exculpatory Provisions. Neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Company or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of the Company to perform its obligations hereunder or thereunder. No Agent shall be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company.

9.4 Reliance by Agents. Any Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by such Agent. Each Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with such Agent. Any Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes and the other Loan Documents in accordance with a request of the Required Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

9.5 Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless such Agent has received notice from a Lender or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Documentation Agent receives such a notice, the Documentation Agent shall give notice thereof to the Lenders. The Documentation Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Documentation Agent shall have received such directions, the Documentation Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

9.6 Non-Reliance on Agents and Other. Each Lender expressly acknowledges that neither any Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by any Agent hereafter taken, including any review of the affairs of the Company, shall be deemed to constitute any representation or warranty by such Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Company and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Agents hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Company which may come into the possession of such Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

9.7 Indemnification. The Lenders agree to indemnify each Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective Commitment Percentages in effect on the date on which indemnification is sought under this subsection (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Commitment Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against any Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable to any Agent for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from such Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Notes and all other amounts payable hereunder. Each Agent shall have the right to deduct any amount owed to it by any Lender under this subsection from any payment made by it to such Lender hereunder.

9.8 Agents in Individual. Any Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Company as though such Agent were not an Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any Note issued to it, each Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Agent, and the terms "Lender" and "Lenders" shall include each Agent in its individual capacity.

9.9 Successor Administrative. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Company, whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term "Administrative Agent" shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent's rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.

9.10 Successor Documentation Agent. The Documentation Agent may resign as Documentation Agent upon 30 days' notice to the Lenders. If the Documentation Agent shall resign as Documentation Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be approved by the Company, whereupon such successor agent shall succeed to the rights, powers and duties of the Documentation Agent, and the term "Documentation Agent" shall mean such successor agent effective upon such appointment and approval, and the former Documentation Agent's rights, powers and duties as Documentation Agent shall be terminated, without any other or further act or deed on the part of such former Documentation Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Documentation Agent's resignation as Documentation Agent, the provisions of this subsection shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Documentation Agent under this Agreement and the other Loan Documents.

9.11  The Co-Agents and the Syndication Agent.   Neither the Co-Agents nor the
Syndication Agent, in such capacities, shall have any duties, responsibilities, obligations, liabilities or functions under this Agreement or the other Loan Documents.


SECTION 10.  MISCELLANEOUS

10.1 Amendments and Waivers. Neither this Agreement, any Note, any other Loan Document, nor any terms hereof of thereof may be amended, supplemented or modified except in accordance with the provisions of this subsection. With the written consent of the Required Lenders, the Documentation Agent and the Company may, from time to time, enter into written amendments, supplements or modifications hereto and to the Notes and the other Loan Documents for the purpose of adding any provisions to this Agreement or the Notes or the other Loan Documents or changing in any manner the rights of the Lenders or of the Company hereunder or thereunder or waiving, on such terms and conditions as the Documentation Agent may specify in such instrument, any of the requirements of this Agreement or the Notes or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (a) reduce the amount or extend the maturity of any Note or any installment thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any fee payable to any Lender hereunder, in each case without the consent of the Lender affected thereby, (b) change the amount of any Lender's Revolving Credit Commitment without the consent of the Lender affected thereby and each Issuing Bank, (c) change the amount of any Lender's Short-Term Funding Line Commitment without the consent of the Lender affected thereby, (d) amend, modify or waive any provision of this subsection or reduce the percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement and the other Loan Documents, in each case without the written consent of all the Lenders, (e) amend, modify or waive any provision of
Section 9 without the written consent of the then Administrative Agent, Documentation Agent and Co-Agents, (f) amend, modify or waive any provision of subsection 2.4 without the written consent of the Administrative Agent, (g) amend, modify or waive any provision of Section 3 without the written consent of each Issuing Bank affected thereby or (h) release the obligation of any Guarantor under the Guaranty without the written consent of all the Lenders. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Company, the Lenders, the Agents and all future holders of the Notes. In the case of any waiver, the Company, the Lenders and the Agents shall be restored to their former position and rights hereunder and under the outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

10.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy, telegraph or telex), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or 5 days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, or, in the case of telegraphic notice, when delivered to the telegraph company, or, in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Company, the Administrative Agent and the Documentation Agent, and as set forth in Schedule
1.1 in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

           The Company:                   The Ryland Group, Inc.
                                          11000 Broken Land Parkway
                                          Columbia, Maryland 21044-3562
                                          Attention: Chief Financial
                                          Officer
                                          Telecopy: 410-715-7909

            The Documentation Agent:      The Chase Manhattan Bank
                                          270 Park Avenue
                                          New York, New York 10017
                                          Attention: Kevin O'Neill
                                          Telecopy: 212-622-3395

            The Administrative Agent:     NationsBank, N.A.
                                          6610 Rockledge Drive
                                          Bethesda, MD 20817-1876
                                          Attention: Elizabeth S. Duff
                                          Telecopy: 301-571-0719

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to subsection 2.3A, 2.3B, 2.4, 2.6, 2.7 or 2.8 shall not be effective until received.

10.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Documentation Agent or any Lender, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.4 Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes.

10.5 Payment of Expenses and Taxes. The Company agrees (a) to pay or reimburse the Documentation Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the Notes and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of counsel to the Documentation Agent, (b) to pay or reimburse each Lender and each Agent for all its costs and expenses incurred in connection with the enforcement or preservation of any rights under this Agreement, the Notes, the other Loan Documents and any such other documents, including, without limitation, reasonable fees and disbursements of counsel to such Agent and to the several Lenders, and (c) to pay, indemnify, and hold each Lender and each Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the Notes, the other Loan Documents and any such other documents, and (d) to pay, indemnify, and hold each Lender and each Agent harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the Notes, the other Loan Documents or the use of the proceeds of the Loans (all the foregoing, collectively, the "indemnified liabilities"), provided, that the Company shall have no obligation hereunder to any Agent or any Lender with respect to indemnified liabilities arising from (i) the gross negligence or willful misconduct of such Agent or any such Lender, (ii) legal proceedings commenced against any Agent or any such Lender by any security holder or creditor thereof arising out of and based upon rights afforded any such security holder or creditor in its capacity as such, or (iii) legal proceedings commenced against any Agent or any such Lender by any other Lender or by any Transferee (as defined in subsection 10.6). Any person which may seek indemnification under this subsection 10.5 will promptly notify the Company of any claim, litigation, investigation or proceeding of which it shall receive notice which may give rise to any liability subject to indemnification under this subsection 10.5 and shall permit the Company to participate, at the Company's expense, in the defense of such claim, litigation, investigation or proceeding unless such person seeking indemnification shall have determined, in its sole discretion, that such participation by the Company would be disadvantageous to such person; provided, however, that the failure so to notify the Company will not relieve it of its indemnification obligations under this subsection 10.5, except to the extent of any damages directly suffered by the Company as a result of such failure to notify. The agreements in this subsection shall survive repayment of the Notes and all other amounts payable hereunder.

10.6 Successors and Assigns; Participations and Assignments. (a) This Agreement shall be binding upon and inure to the benefit of the Company, the Lenders, each Agent, all future holders of the Notes and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

(b) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell to one or more banks or other financial institutions ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, such Lender shall retain the sole right to enforce against the Company the Obligations of the Company relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or changing the amount of principal of or the rate at which interest is payable on the Loans, extending any scheduled principal payment date or date fixed for the payment of interest on the Loans), and the Company and the Agents shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. The Company agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in subsection 10.7(a) as fully as if it were a Lender hereunder. The Company also agrees that each Participant shall be entitled to the benefits of subsections 2.16, 2.17, 2.18 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it were a Lender; provided that, in the case of subsection 2.18, such Participant shall have complied with the requirements of said subsection and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such subsection than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred.

(c) Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time and from time to time assign to any Lender or any Affiliate thereof or, with the consent of the Company, the Documentation Agent and the Administrative Agent, which consents shall not be unreasonably withheld, to an additional bank or financial institution ("an Assignee") all or any part of its rights and obligations under this Agreement and the Notes pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Documentation Agent, the Administrative Agent and the Company) and delivered to the Documentation Agent for its acceptance and recording in the Register. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein,
(y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto) and
(z) after giving effect to each such assignment, each of the assigning Lender (unless such assigning Lender shall have assigned its entire Commitment pursuant to such assignment) and each assignee shall have a Commitment in an amount not less than $5,000,000.

(d) The Documentation Agent shall maintain at its address referred to in subsection 10.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Company, the Documentation Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Company or any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an Affiliate thereof, by the Company and the Documentation Agent) together with payment to the Documentation Agent of a registration and processing fee of $2,500, the Documentation Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Company.
 On or prior to such effective date, the Company, at its own expense, shall execute and deliver to the Documentation Agent (in exchange for the Revolving Credit Note of the assigning Lender, which such Note shall be returned to the Company marked "Cancelled") a new Revolving Credit Note to the order of such Assignee in an amount equal to the Revolving Credit Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Revolving Credit Commitment hereunder, a new Revolving Credit Note to the order of the assigning Lender in an amount equal to the Revolving Credit Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby.


(f) The Company authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee any and all financial information in such Lender's possession concerning the Company and its Affiliates which has been delivered to such Lender by or on behalf of the Company pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Company in connection with such Lender's credit evaluation of the Company and its Affiliates prior to becoming a party to this Agreement, provided that, prior to any such disclosure of nonpublic information, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree to be bound by the provisions contained in Section 10.14 hereof.

(g) Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law.

10.7 Adjustments; Set-off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans or Reimbursement Obligations owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 8(f), or otherwise), other than in respect of Short-Term Funding Loans pursuant to the provisions of this Agreement, in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans or the Reimbursements Obligations owing to it, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Loan or the Reimbursement Obligations owing to it, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Company agrees that each Lender so purchasing a portion of another Lender's Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

(b) If an Event of Default shall occur and be continuing, in addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right, without prior notice to the Company, any such notice being expressly waived by the Company to the extent permitted by applicable law, to set-off and appropriate and apply against any amount becoming due and payable by the Company hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise)any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender to or for the credit or the account of the Company. Each Lender agrees promptly to notify the Company and the Documentation Agent after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.

10.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Company and the Documentation Agent.

10.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.10 Integration. This Agreement represents the agreement of the Company, the Agents and the Lenders with respect to the subject matter hereof, and there are no promises or representations by any Agent or any Lender relative to subject matter hereof not reflected herein.

10.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF NEW YORK.

10.12 Submission To Jurisdiction. The Company hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Company at its address set forth in subsection 9.2 or at such other address of which the Documentation Agent shall have been notified pursuant thereto; and

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

10.13 WAIVER OF JURY TRIAL. THE COMPANY, THE AGENTS AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

10.14  Confidentiality.   Each Lender agrees to take normal and reasonable
precautions to maintain the confidentiality of non-public information provided to it by the Company or any Subsidiary in connection with this Agreement or any other Loan Document; provided, however, that any Lender may disclose such information (a) at the request of any regulatory authority or in connection with an examination of such Lender by any such authority, (b) pursuant to subpoena or other court process, (c) when required to do so in accordance with the provisions of any applicable law, (d) at the direction of any other Governmental Authority, (e) to such Lender's independent auditors and other professional advisors, (f) to any Transferee or potential Transferee or (g) to the extent such information is public when received by such Lender or becomes public thereafter due to the act or omission of any person other than such Lender or its advisors, agents, employees or representatives; provided that such Transferee agrees to comply with the provisions of this subsection 10.14.


IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in New York, New York by their proper and duly authorized officers as of the day and year first above written.


THE RYLAND GROUP, INC.


By:
Title:


THE CHASE MANHATTAN BANK, as Syndication
Agent, as Documentation Agent, as a Co-
Agent and as a Lender


By:
Title:




NATIONSBANK, N.A., as Administrative Agent, as a
Co-Agent and as a Lender


By:
Title:



BANK OF AMERICA ILLINOIS, as a
Co-Agent and as a Lender


By:
Title:



THE INDUSTRIAL BANK OF JAPAN TRUST COMPANY, as a Co-Agent and as a Lender


By:
Title:



BANK ONE, ARIZONA, NA.


By:
Title:



THE FIRST NATIONAL BANK OF MARYLAND


By:
Title:



THE FIFTH THIRD BANK


By:
Title:



CREDIT LYONNAIS NEW YORK BRANCH


By:
Title:


THE FIRST NATIONAL BANK OF CHICAGO


By:
Title:



FIRST UNION NATIONAL BANK OF NORTH CAROLINA


By:
Title:



GUARANTY FEDERAL BANK, F.S.B.


By:
Title:



PNC BANK, NATIONAL ASSOCIATION


By:
Title:




SUNTRUST BANK, ATLANTA


By:
Title:



SUNTRUST BANK, ATLANTA


By:
Title:



HARRIS TRUST AND SAVINGS BANK


By:
Title:


FIRST BANK NATIONAL ASSOCIATION


By:
Title:





Dated as of
           -------------------

                                     GUARANTOR
                                     By:


                                     GUARANTOR
                                     By:




                                 ANNEX I

                      RYLAND SUBSIDIARY GUARANTORS


M.J. BROCK & SONS, INC. (DE)

RYLAND TRADING, LTD. (MD)

CONVEST MANAGEMENT CORPORATION (DE)

RYLAND HOMES OF TEXAS, INC. (TX)

RYLAND HOMES INVESTMENT - TEXAS, INC. (MD)

BROCK VENTURES, INC. (CA)

RYLAND VENTURES, INC. (MD)

RYLAND HOMES OF ARIZONA, INC. (AZ)

R.H. BUILDERS OF INDIANA, INC. (IN)

R.H. INVESTMENTS OF INDIANA, INC. (IN)



                                                                  Schedule 1.1

                           LENDERS, ADDRESSES, AND COMMITMENTS


                                 REVOLVING CREDIT           SHORT-TERM FUNDING
BANK                             COMMITMENTS                COMMITMENTS
--------                         -----------------          ------------------
The Chase Manhattan Bank              $35.0MM                    $5.0MM
Kevin O'Neill
380 Madison Avenue
New York, New York
Phone (212) 622-3213
Fax (212) 622-3395

NationsBank, N.A.                    $35.0MM                     $5.0MM
Elizabeth S. Duff
6610 Rockledge Drive
Bethesda, Maryland
Phone (301) 571-0705
Fax (301) 571-0719

Bank of America Illinois              $35.0MM                   $5.0MM
Ms. Megan McBride
231 South LaSalle St.
74 Mail Code #3017
Chicago, Illinois 60697
Phone (312) 828-6274
Fax (312) 974-4970

The Industrial Bank of Japan          $35.0MM                     $5.0MM
Trust Company
Mr. J. Kenneth Beigen
1251 Avenue of the Americas
32ND Floor
New York, New York  10020-1104
Phone (212) 282-3460
Fax (212) 282-4488

PNC Bank, National Association        $25.0MM
Mr. Douglas G. Paul
Two Tower Center, 18TH Floor
East Brunswick, New Jersey  08816
Phone (908) 220-3566
Fax (908) 220-3755

Bank One, Arizona, NA.                $22.5MM
Ms. Rhonda R. Williams
241 North Central, 19TH Floor
Phoenix, Arizona  85004
Phone (602) 221-1783
Fax (602) 221-4435

The First National Bank of Chicago    $22.5MM
Ms. Patricia Leung
1 First National Plaza
Mail Suite 0315
Chicago, Illinois  60670-0151
Phone (312) 732-8619
Fax (312) 732-1117

The First National Bank of Maryland    $15.0MM
Ms. Kellie Matthews
25 S. Charles Street, 18TH Floor
#101-744
Baltimore, Maryland  21201
Phone (410) 244-4864
Fax (410) 244-4294

The Fifth Third Bank                   $12.5MM
Mr. Kevin C.M. Jones
38 Fountain Square Plaza
Mail Drop 109054
Cincinnati, Ohio 45226
Phone (513) 744-8662
Fax (513)579-5226

Harris Trust and Savings Bank         $12.5MM
Mr. Gregory Bins
111 W. Monroe Street, 4 Center
Chicago, Illinois  60690-0755
Phone (312) 461-2203
Fax (312) 461-2968

Credit Lyonnais New York Branch       $10.0MM
Mr. Scott R. Chappelka
1301 Avenue of the Americas
New York, New York  10019
Phone (212) 261-7316
Fax (212) 459-3179

First Bank National Association       $10.0MM
Mr. James P. Hoopes
First Bank Place
602 Second Avenue South
Minneapolis, Minnesota  55402
Phone (612) 973-0585
Fax (612) 973-0830

First Union National Bank of          $10.0MM
   North Carolina
Mr. Sinclair Ellett
301 S. College St., TW-8
One First Union Center
Charlotte, North Carolina 28288-0600
Phone (704) 383-1418
Fax (704) 374-7102

Guaranty Federal Bank, F.S.B.         $10.0MM
Mr. Randy Reid
8333 Douglas Avenue, 4TH Floor
Preston Center
Dallas, Texas  75225
Phone (214) 360-2735
Fax (214) 3660-1661

SunTrust Bank, Atlanta                $10.0MM
Mr. Christopher Cotter
25 Park Place, N.E., 26TH Floor
Mail Code #118
Atlanta, Georgia  30302
Phone (404) 588-7794
Fax (404) 588-8505



                                                                  EXHIBIT A


                      FORM OF REVOLVING CREDIT NOTE


$                                                       New York, New York
 -----------------                                                  , 1997
                                                       --------------


   FOR VALUE RECEIVED, THE RYLAND GROUP, INC., a Maryland corporation (the
"Company"), promises to pay to the order of                           (the
"Lender") on the Termination Date, at the office of NationsBank, N.A., 6610 Rockledge Drive, Bethesda Maryland, 10817-0719, in lawful money of the United States of America and in immediately available funds, the principal amount of
the lesser of (a)            DOLLARS ($           ) and (b) the aggregate
unpaid principal amount of all Revolving Credit Loans made by the Lender to the Company. The Company further agrees to pay interest at said office, in like money, from the date hereof on the unpaid principal amount hereof at the rates and on the dates specified in subsection 2.10 of the Second Amended and
Restated Credit Agreement, dated as of            , 1997, among the Company,
the Lender, the several other banks and other financial institutions from time to time parties thereto, the Co-Agents named therein, The Chase Manhattan Bank, as Syndication Agent and Documentation Agent, and NationsBank, N.A., as Administrative Agent (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement"; terms defined therein being used herein as so defined).

   This Note is one of the Revolving Credit Notes referred to in the Credit Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.

   The holder of this Note is authorized to record the date, amount and Type of each Revolving Credit Loan made by the Lender to the Company pursuant to subsection 2.1 of the Credit Agreement, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof, and the length of each Interest Period with respect thereto, on the schedule annexed hereto and made a part hereof, and any such recordation or any such information recorded on such Lender's internal books and records and then attached to this Note in the form of the schedule attached hereto shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure of the Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under the Credit Agreement.

   Payment and performance of this Note is guaranteed as set forth in the Guarantee.

   Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

   The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

   THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                          THE RYLAND GROUP, INC.


                                          By
                                            ---------------------------
                                          Title:

                                                                    SCHEDULE A
                                                                      To Note



                    LOANS, CONVERSIONS AND PAYMENTS
                       WITH RESPECT TO ABR LOANS



            Amount of               Amount of         Unpaid
            ABR Loans               ABR Loans         Principal
            Made or                 Paid or           Balance
            Converted from          Converted into    of
            C/D Rate or             C/D Rate or       ABR         Notation
Date        Eurodollar Loans        Eurodollar Loans  Loans       Made By
-------     ----------------        ----------------  ---------   ---------

------      ----------------        ----------------  ---------   ---------

------      ----------------        ----------------  ---------   ---------

------      ----------------        ----------------  ---------   ---------

------      ----------------        ----------------  ---------   ---------

------      ----------------        ----------------  ---------   ---------

------      ----------------        ----------------  ---------   ---------

------      ----------------        ----------------  ---------   ---------

------      ----------------        ----------------  ---------   ---------

------      ----------------        ----------------  ---------   ---------

------      ----------------        ----------------  ---------   ---------

------      ----------------        ----------------  ---------   ---------



                                                                  SCHEDULE B
                                                                    To Note



                     LOANS, CONVERSIONS AND PAYMENTS
                     WITH RESPECT TO EURODOLLAR LOANS



         Amount of                    Amount of
         Eurodollar     Interest      Eurodollar
         Loans Made     Period and    Loans Paid      Unpaid
         or Converted   Eurodollar    or Converted    Principal
         from C/D       Rate with     into C/D        Balance of
         Rate or ABR    Respect       Rate of ABR     Eurodollar     Notation
Date     Loans          Thereto       Loans           Loans          Made By
----     -----------    ---------     -----------     -----------    ---------

----     -----------    ---------     -----------     -----------    ---------

----    ------------    ---------    ------------     -----------    ---------

----     -----------    ---------     -----------     -----------    ---------

----    ------------    ---------    ------------     -----------    ---------

----     -----------    ---------     -----------     -----------    ---------

----    ------------    ---------    ------------     -----------    ---------

----     -----------    ---------     -----------     -----------    ---------

----    ------------    ---------    ------------     -----------    ---------

----     -----------    ---------     -----------     -----------    ---------

----    ------------    ---------    ------------     -----------    ---------

----     -----------    ---------     -----------     -----------    ---------

----    ------------    ---------    ------------     -----------    ---------


                                                                    SCHEDULE C
                                                                       To Note



                              LOANS, CONVERSIONS AND PAYMENTS
                               WITH RESPECT TO C/D RATE LOANS



        Amount of                   Amount of
        C/D Rate                    C/D Rate
        Loans Made                  Loans Paid    Unpaid
        or Converted   Interest     or Converted  Principal
        from ABR or    Period with  into ABR or   Balance of
        Eurodollar     Respect      Eurodollar    C/D Rate        Notation
Date    Loans          Thereto      Loans         Loans           Made By
-----   ------------   -----------  -----------   -----------    ----------

-----   ------------   -----------  -----------   -----------    ----------

-----   ------------   -----------  -----------   -----------    ----------

-----   ------------   -----------  -----------   -----------    ----------

-----   ------------   -----------  -----------   -----------    ----------

-----   ------------   -----------  -----------   -----------    ----------

-----   ------------   -----------  -----------   -----------    ----------

-----   ------------   -----------  -----------   -----------    ----------

-----   ------------   -----------  -----------   -----------    ----------

-----   ------------   -----------  -----------   -----------    ----------

-----   ------------   -----------  -----------   -----------    ----------

-----   ------------   -----------  -----------   -----------    ----------

-----   ------------   -----------  -----------   -----------    ----------


                                                                    EXHIBIT B




                  FORM OF SHORT-TERM FUNDING LINE NOTE


$                                                   New York, New York
 ----------------                                               , 1997
                                                    -------------


   FOR VALUE RECEIVED, THE RYLAND GROUP, INC., a Maryland corporation (the
"Company"), promises to pay to the order of                           (the
"Lender"), at the office of NationsBank, N.A., 6610 Rockledge Drive, Bethesda Maryland, 10817-0719, in lawful money of the United States of America and in immediately available funds, the principal amount of the lesser of (a)
         DOLLARS ($          ) and (b) the aggregate unpaid principal amount
of each Short-term Funding Loan made by the Lender to the Company, in each case on the date which is five Business Days after the date of such Short-term Funding Loan, or, if earlier, on the Termination Date. The Company further agrees to pay interest at said office, in like money, from the date hereof on the unpaid principal amount hereof at the rates and on the dates specified in subsection 2.10 of the Second Amended and Restated Credit Agreement, dated as
of           , 1997, among the Company, the Lender, the several other banks and other financial institutions from time to time parties thereto, the Co-Agents named therein, The Chase Manhattan Bank, as Syndication Agent and Documentation Agent, and NationsBank, N.A., as Administrative Agent (as the same may from time to time be amended, modified or supplemented, the "Credit Agreement"; terms defined therein being used herein as so defined).

   This Note is one of the Short-term Funding Line Notes referred to in the Credit Agreement, is entitled to the benefits thereof and is subject to optional and mandatory prepayment in whole or in part as provided therein.

   The holder of this Note is authorized to record the date and amount of each Short-term Funding Loan made by the Lender to the Company pursuant to subsection 2.4 of the Credit Agreement and the date and amount of each payment or prepayment of principal thereof, on the schedule annexed hereto and made a part hereof, and any such recordation or any such information recorded on such Lender's internal books and records and then attached to this Note in the form of the schedule attached hereto shall constitute prima facie evidence of the accuracy of the information so recorded, provided that the failure of the Lender to make such recordation (or any error in such recordation) shall not affect the obligations of the Company hereunder or under the Credit Agreement.

   Payment and performance of this Note is guaranteed as set forth in the Guarantee.

   Upon the occurrence of any one or more of the Events of Default specified in the Credit Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided therein.

   The Company hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

   THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                        THE RYLAND GROUP, INC.

                                         By
                                           ---------------------------
                                         Title:

                                                                 SCHEDULE A
                                                                   To Note



                                 LOANS AND PAYMENTS





                                                    Unpaid Principal
                                                    Balance of
                                                    Short-term
        Amount of Short-    Amount of Short-term    Funding       Notation
Date    term Funding Loans  Funding Loans Paid      Loans         Made By
------  -----------------  ---------------------    ------------  --------

------  -----------------  ---------------------    ------------  --------

------  -----------------  ---------------------    ------------  --------

------  -----------------  ---------------------    ------------  --------

------  -----------------  ---------------------    ------------  --------

------  -----------------  ---------------------    ------------  --------

------  -----------------  ---------------------    ------------  --------

------  -----------------  ---------------------    ------------  --------

------  -----------------  ---------------------    ------------  --------

------  -----------------  ---------------------    ------------  --------

------  -----------------  ---------------------    ------------  --------

------  -----------------  ---------------------    ------------  --------

------  -----------------  ---------------------    ------------  --------



                                                                  EXHIBIT C
                   FORM OF BORROWING BASE CERTIFICATE

                  Figures for month ending:

   Pursuant to subsection 6.2(f) of the Second Amended and Restated Credit
Agreement dated as of          , 1997 (as amended, supplemented or otherwise
modified from time to time, the "Credit Agreement"), among The Ryland Group, Inc. (the "Company"), the Lenders and Co-Agents named therein, The Chase Manhattan Bank, as Documentation Agent and Syndication Agent and NationsBank, N.A., as Administrative Agent, the undersigned, the duly elected, qualified and acting Responsible Officer of the Company, hereby certifies that the following figures set forth a correct statement of the Borrowing Base, computed in accordance with the Credit Agreement:

      Unsold Land Held                      $
      Unsold Land Under Development
      Unsold Housing Inventory
      Sold Housing Inventory
      Total Inventory(1)

      Working Capital, net of Inventory

      Borrowing Base Calculation:
      25% of Unsold Land Under Development
      70% of Unsold Housing Inventory
      90% of Sold Housing Inventory
      100% Working Capital, net of Inventory
            Total Borrowing Base:

            (1)Inventory values net of reserves

            Permitted Senior Homebuilding Indebtedness:
      7.2(a)  TRG bank facility
      7.2(c)  land notes payable (PMM)
      7.2(e)  Specified Debt (senior notes)
      7.2(f)  industrial revenue bonds
      7.2(g)  financial guarantees of FSD debt
      7.2(g)  financial guarantees of JV debt
      7.2(g)  financial guarantees of 3rd party debt
      7.2(h)  homebuilding letters of credit
      7.2(i)  Indebtedness acquired through acquisition
      7.2(j)  refinancings of existing permitted debt
      7.2(k)  Additional term debt
      Total Permitted Senior Indebtedness
      Total Borrowing Base
      Borrowing Base surplus/(deficit):


      IN WITNESS WHEREOF, I hereto set my name.


          _________________________
          Name:
          Title:
          Date:


                                                                  EXHIBIT D



                             FORM OF GUARANTY

   GUARANTY, dated as of         , 1993 (this "Guaranty"), made by each of the
corporations that are signatories hereto (the "Guarantors"), in favor of NationsBank, N.A. (Carolinas) ("NationsBank"), as Administrative Agent (in such capacity, the "Administrative Agent") for the lenders (the "Lenders") parties to the Amended and Restated Credit Agreement, dated as of _____ __, 1995 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among The Ryland Group, Inc. (the "Company"), the Lenders and Co-Agents named therein, Chemical Bank, as Syndication Agent and Documentation Agent, and the Administrative Agent.


                           W I T N E S S E T H :


   WHEREAS, pursuant to the terms of the Credit Agreement and the other Credit Documents (as hereinafter defined), the Lenders have agreed to make certain Extensions of Credit (as hereinafter defined) to or for the benefit of the Company;

   WHEREAS, the Company owns directly or indirectly all of the issued and outstanding stock of the Guarantors;

   WHEREAS, the proceeds of Extensions of Credit will be used in part for the benefit of the Guarantors in connection with the operation of their businesses;

   WHEREAS, the Company and the Guarantors are engaged in related businesses, and each Guarantor will derive substantial direct and indirect benefit from the making of Extensions of Credit; and

   WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective Extensions of Credit to the Company under the Credit Agreement that the Guarantors shall have executed and delivered this Guaranty to the Documentation Agent for the benefit of the Lenders;

   NOW, THEREFORE, in consideration of the premises and to induce the Documentation Agent, the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Extensions of Credit to the Company under the Credit Agreement, each Guarantor hereby jointly and severally agrees with the Documentation Agent, for the ratable benefit of the Lenders, as follows:

      I.Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined and the following terms shall have the following meanings:

      "Credit Documents" shall mean the Credit Agreement and the Notes.

      "Extension of Credit" shall mean (i) all loans or advances made to the Company under any Credit Document, (ii) all letters of credit issued for the account of the Company under any Credit Document, (iii) all other extensions of credit to or for the benefit of the Company under any Credit Document and (iv) to the extent not otherwise included in the foregoing, all Obligations.

      "Obligations" shall mean the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Company to the Administrative Agent, the Documentation Agent or the Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, the Notes or any other documents made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including without limitation, all fees and disbursements of counsel to the Administrative Agent, the Documentation Agent or any Lender) or otherwise.

      II.  Guaranty. 1.  Each Guarantor hereby unconditionally and irrevocably
(i) guarantees to the Documentation Agent, for the benefit of the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Company when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations and (ii) further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Documentation Agent, the Administrative Agent or by the Lenders in enforcing, or obtaining advice of counsel in respect of, any of their rights under this Guaranty; provided, however, that anything herein or in any other Credit Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Credit Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (the "Maximum Guaranteed Amount").

      2. This Guaranty shall remain in full force and effect until the Commitments have been terminated and the Loans, together with interest, fees and all other Obligations incurred under the Credit Agreement have been paid in full, notwithstanding that from time to time prior thereto the Company may be free from any Obligations. Each Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Documentation Agent, Administrative Agent or any Lender on account of its liability hereunder, it will notify the Documentation Agent, Administrative Agent and such Lender in writing that such payment is made under this Guaranty for such purpose.

     3. Each Guarantor agrees that the Obligations may at any time and from time to time exceed the Maximum Guaranteed Amount of such Guarantor or of all of the Guarantors without impairing this Guaranty or affecting the rights and remedies of the Documentation Agent, the Administrative Agent and the Lenders hereunder.

     4. No payment or payments made by the Company, any Guarantor, any other Guarantor or any other Person or received or collected by the Documentation Agent, Administrative Agent or any Lender from the Company, any Guarantor, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Guarantor in respect of the Obligations or payments received or collected from such Guarantor in respect of the Obligations, remain liable for the Obligations up to its Maximum Guaranteed Amount until the Obligations are paid in full and the Commitment is terminated.

      III.  Right of Contribution.   Each Guarantor hereby agrees that to the
extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder who has not paid its proportionate share of such payment. Each Guarantor's right of contribution shall be subject to the terms and conditions of paragraph V hereof. The provisions of this paragraph shall in no respect limit the obligations and liabilities of any Guarantor to the Documentation Agent, the Administrative Agent and the Lenders, and each Guarantor shall remain liable to the Documentation Agent, the Administrative Agent and the Lenders for the full amount guaranteed by such Guarantor hereunder.

      IV.  Right of Set-off.   The Administrative Agent, the Documentation
Agent and each Lender are hereby irrevocably authorized by each Guarantor at any time and from time to time without notice to such Guarantor or any other guarantor, any such notice being hereby waived by each Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Documentation Agent, the Administrative Agent or such Lender to or for the credit or the account of the Guarantor, or any part thereof in such amounts as the Documentation Agent, the Administrative Agent or such Lender may elect, against and on account of the obligations of such Guarantor hereunder and claims of every nature and description of the Documentation Agent, the Administrative Agent or such Lender against such Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Note or otherwise, as the Documentation Agent, the Administrative Agent or such Lender may elect, whether or not the Documentation Agent, the Administrative Agent or such Lender has made any demand for payment and although such liabilities and claims may be contingent or unmatured. The Documentation Agent, the Administrative Agent and each Lender shall notify such Guarantor promptly of any such set-off made by it and the application made by it of the proceeds thereof, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Documentation Agent, the Administrative Agent and each Lender under this paragraph are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Documentation Agent, the Administrative Agent or such Lender may have.

      V.  No Subrogation.   Notwithstanding any payment or payments made by
any Guarantor hereunder, or any set-off or application of funds of such Guarantor by the Documentation Agent, the Administrative Agent or any Lender, such Guarantor shall not be entitled to be subrogated to any of the rights of the Documentation Agent, the Administrative Agent or any Lender against the Company or against any collateral security or guarantee or right of offset held by the Documentation Agent, the Administrative Agent or any Lender for the payment of the Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Company in respect of payments made by such Guarantor hereunder, until all amounts owing to the Documentation Agent, the Administrative Agent and the Lenders by the Company on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Documentation Agent, the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Documentation Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Documentation Agent may determine.

      VI.  Amendments, etc. with respect to the Obligations.   Each Guarantor
shall remain obligated hereunder notwithstanding that, without any reservation of rights against such Guarantor or any other Guarantor, and without notice to or further assent by such Guarantor or any other Guarantor, any demand for payment of any of the Obligations made by the Documentation Agent, the Administrative Agent or any Lender may be rescinded by the Documentation Agent, the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Documentation Agent, the Administrative Agent or any Lender, and the Credit Agreement, any Notes, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Lenders may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Documentation Agent, the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Documentation Agent, the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Guaranty or any property subject thereto.

      VII.  Guaranty Absolute and Unconditional.   Each Guarantor waives any
and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Documentation Agent, the Administrative Agent or any Lender upon this Guaranty or acceptance of this Guaranty; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty; and all dealings between the Company or any Guarantor, on the one hand, and the Documentation Agent, the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Guaranty. Each Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Company or any Guarantor with respect to the Obligations. This Guaranty shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to, and each Guarantor hereby irrevocably waives any defense it may have with respect to, (a) the validity or enforceability of the Credit Agreement, the Notes, or any of the Obligations or any collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Documentation Agent, the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Company against the Documentation Agent, the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Company or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Company for the Obligations, or of the Guarantor under this Guaranty, in bankruptcy or in any other instance. When the Documentation Agent is pursuing its rights and remedies hereunder against the Guarantor, the Documentation Agent, the Administrative Agent or any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Company or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Documentation Agent, the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Company or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Company or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Documentation Agent, the Administrative Agent and the Lenders against the Guarantor.

      VIII.  Reinstatement.   This Guaranty shall continue to be effective, or
be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Documentation Agent, the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Company or any Guarantor or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Company or any substantial part of its property, or otherwise, all as though such payments had not been made.

      IX.  Payments.   Each Guarantor hereby agrees that the Obligations will
be paid to the Administrative Agent without set-off or counterclaim in U.S. Dollars at the office of the Administrative Agent located at 6610 Rockledge Drive, Bethesda MD 20817-1876.

      X.  Representations and Warranties.   Each Guarantor represents and
warrants to the Documentation Agent and the Lenders that:

      1. such Guarantor has the corporate power and authority and the legal right to execute and deliver, and to perform its obligations under, this Guaranty, and has taken all necessary corporate action to authorize its execution, delivery and performance of this Guaranty;

      2. this Guaranty constitutes a legal, valid and binding obligation of such Guarantor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general principles of equity;

      3. the execution, delivery and performance of this Guaranty will not violate any provision of any Requirement of Law or Contractual
Obligation of such Guarantor and will not result in or require the creation or imposition of any Lien on any of the properties or revenues of such Guarantor pursuant to any Requirement of Law or Contractual Obligation of such Guarantor;

      4. no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder or creditor of such Guarantor) is required in connection with the execution, delivery, performance, validity or enforceability of this Guaranty; and

      5. no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of such Guarantor, threatened by or against such Guarantor or against any of its properties or revenues with respect to this Guaranty or any of the transactions contemplated hereby.

      XI.	Severability.   Any provision of this Guaranty which is prohibited
or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      XII.  Paragraph Headings.   The paragraph headings used in this Guaranty
are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

      XIII.  No Waiver; Cumulative Remedies.   Neither the Documentation
Agent, the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to paragraph XIV hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Documentation Agent, the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Documentation Agent, the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Documentation Agent, the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

      XIV. Waivers and Amendments; Successors and Assigns; Governing Law. None of the terms or provisions of this Guaranty may be waived, amended, supplemented or otherwise modified except by a written instrument executed by such Guarantor and the Documentation Agent, provided that any provision of this Guaranty may be waived by the Documentation Agent in a letter or agreement executed by the Documentation Agent or by telex or facsimile transmission from the Documentation Agent. This Guaranty shall be binding upon the successors and assigns of each Guarantor and shall inure to the benefit of the Documentation Agent, the Administrative Agent and the Lenders and their respective successors and assigns. This Guaranty shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

      XV.  Notices.   Notices by the Documentation Agent or the Administrative
Agent to each Guarantor may be given by mail, by telex or by facsimile transmission, addressed to each Guarantor at its address or transmission number set forth under its signature below and shall be effective (a) in the case of mail, 5 days after deposit in the postal system, first class postage pre-paid and (b) in the case of telex or facsimile transmissions, when sent. Each Guarantor may change its address and transmission numbers by written notice to the Documentation Agent and the Administrative Agent.

      XVI.  Submission to Jurisdiction.   Each Guarantor hereby irrevocably
and unconditionally:

      (a) submits for itself and its property in any legal action or proceeding relating to this Guaranty or for recognition and enforcement of any judgement in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

      (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

      (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail
(or any substantially similar form of mail), postage prepaid, to the Guarantor at its address set forth under its signature below or at such other address of which the Documentation Agent and the Administrative
Agent shall have been notified pursuant thereto; and

      (d) agrees that nothing herein shall effect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

      XVII.  WAIVER OF TRIAL BY JURY.   EACH GUARANTOR, THE DOCUMENTATION
AGENT AND THE LENDERS EACH HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS GUARANTY OR THE NOTES OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

      XVIII.  Authority of Administrative Agent.   Each Guarantor acknowledges
that the rights and responsibilities of the Documentation Agent under this Guaranty with respect to any action taken by the Documentation Agent or the exercise or non-exercise by the Documentation Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Guaranty shall, as between the Documentation Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Documentation Agent and each Guarantor, the Documentation Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Guarantor shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

      XIX. Counterparts; Additional Parties. This Guaranty may be executed by one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any Subsidiary that is to become a Guarantor after the date hereof pursuant to subsection 6.9 of the Credit Agreement may become a Guarantor party hereto by executing and delivering a counterpart hereof to the Documentation Agent.


      IN WITNESS WHEREOF, each of the undersigned has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

                              M. J. BROCK & SONS


                              By:
                              Title:


                             Address for Notices:

                              M. J. Brock & Sons
                              c/o The Ryland Group, Inc.
                              11000 Broken Land Parkway
                              Columbia, MD 21044-3562
                              Telephone: (410) 715-7026
                              Telecopy: (410) 715-7195
                              Attention: Timothy J. Geckle, Esq.



                                                                EXHIBIT E-1


                   [Form of Legal Opinion of Corporate Counsel]
                              [Credit Agreement]



                                           , 1997
                             --------------

To the Agents and Lenders listed in
  Schedule I annexed hereto
c/o The Chase Manhattan Bank as Documentation Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

   I am Corporate Counsel for The Ryland Group, Inc., a Maryland corporation (the "Company"), and have acted in such capacity in connection with the execution and delivery of the Second Amended and Restated Credit Agreement
dated as of            , 1997 (the "Credit Agreement") among the Company, the
Lenders and Co-Agents parties thereto, The Chase Manhattan Bank, as Syndication Agent and Documentation Agent and NationsBank, N.A., as Administrative Agent for the Lenders, and the execution, issuance and delivery pursuant thereto of the Revolving Credit Notes and the Short Term Funding Line Notes of the Company, dated the date hereof (the "Notes").
   This opinion is delivered to you pursuant to subsection 5.1(f) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement, unless otherwise defined herein.

   For purposes of this opinion, I have examined the following documents:

(i)  the Credit Agreement and Notes;

        (ii)  the Charter and By-Laws of the Company;

       (iii)  the records of the corporate proceedings of the Company; and

        (iv) such other documents and matters as I have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

   In reaching the opinions set forth below, I have assumed, and to my knowledge there are no facts inconsistent with, the following:

   (a) each of the parties thereto (other than the Company) has duly and validly executed and delivered each instrument, document, and agreement executed in connection with the Credit Agreement to which such other party is a signatory and that such party's obligations set forth therein are its legal, valid, and binding obligations, enforceable in accordance with their respective terms;

   (b) each person executing any such instrument, document or agreement on behalf of any such party (other than the Company) is duly authorized to do so;

   (c) each natural person executing any such instrument, document or agreement is legally competent to do so;

   (d) there are no modifications or waivers of or amendments to the Credit Agreement; and

   (e) all documents submitted to me as originals are authentic; all documents submitted to me as certified or photostatic copies conform to the original documents; all signatures on all documents submitted to me for examination are genuine; and all public records reviewed are accurate and complete.

   Based on my review of the foregoing and subject to the assumptions and qualifications set forth herein, it is my opinion that, as of the date of this letter:

      1. The Company (a) is duly organized, validly existing and in good standing under the laws of State of Maryland, (b) has the corporate power to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged, and (c) is qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification and where the failure to be so qualified could reasonably be expected to have a Material Adverse Effect.

      2. The Company has the corporate power to make, deliver and perform the Credit Agreement and the Notes and to borrow thereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of the Credit Agreement and the Notes and to authorize the execution, delivery and performance of the Credit Agreement and the Notes. No consent or authorization of, filing with, or other act by or in respect of any public authority, is required of the Company in connection with the borrowings thereunder or with the execution or delivery of the Credit Agreement or the Notes.

      3. The Credit Agreement and each of the Notes have been duly executed and delivered on behalf of the Company.

      4. The execution and delivery of the Credit Agreement and the Notes will not violate any Requirement of Law or, to my knowledge any material Contractual Obligation of the Company, and, to my knowledge will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any Requirement of Law or any material Contractual Obligation.

      5. To my knowledge, there is no litigation, investigation or proceeding of or before any court or public authority that is pending or threatened by or against the Company or against any of its properties or revenues
(a) with respect to the Credit Agreement or the Notes or any of the transactions contemplated thereby, or (b) which, if adversely determined, would have a Material Adverse Effect, except as described in the financial statements or in the notes thereto referred to in subsection 3.1 of the Credit Agreement, or the Schedule of Litigation attached to the Credit Agreement.

   I am a member of the bar of the State of Maryland and the opinions set forth herein are limited solely to Federal law and the laws of the State of Maryland.

   The opinions expressed in this letter are solely for the use of the Documentation Agent, the Syndication Agent and the Lenders, and these opinions may not be relied on by any other persons without my express prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter, ad no other opinions should be inferred beyond the matters expressly stated.

                                              Very truly yours,



                  [Form of Legal Opinion of Corporate Counsel]
                     [Affirmation, Restatement and Joinder]



                                         , 1997
                           --------------


To the Agents and Lenders listed in
  Schedule I annexed hereto
c/o The Chase Manhattan Bank, as Documentation Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

   I am [corporate counsel] to M.J. Brock & Sons, Inc., a Delaware corporation ("Brock") (the "Guarantors"), and have acted in such capacity in connection with the execution and delivery of the Affirmation, Restatement and Joinder
dated as of         , 1997 (the "Affirmation, Restatement and Joinder") in
connection with the Second Amended and Restated Credit Agreement, dated as of
         , 1997 (the "Credit Agreement") among the Company, the lenders (the "Lenders") and Co-Agents parties thereto, The Chase Manhattan Bank, as Syndication Agent and Documentation Agent and NationsBank, N.A., as Administrative Agent.

   This opinion is delivered to you pursuant to subsection 5.1(f) of the Credit Agreement. Terms used herein which are defined in the Affirmation, Restatement and Joinder or the Credit Agreement shall have the respective meanings set forth in the Affirmation, Restatement and Joinder or the Credit Agreement, unless otherwise defined herein.

   For purposes of this opinion, I have examined the following documents:

   (i)   the Affirmation, Restatement and Joinder;

  (ii)   the Charter and By-Laws of the Guarantors;

 (iii)   the records of the corporate proceedings of the Guarantors; and

  (iv) such other documents and matters as I have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

   In reaching the opinion set forth in paragraph 3 below, I have assumed that at each time a Guarantor incurs an obligation under the Guaranty, such Guarantor, after giving effect to such obligation, had the ability to pay its debts as such debts mature and that such Guarantor was solvent.

   Based on and subject to the foregoing, it is my opinion that, as of the date of this letter:

   1. The Guarantors (a) are duly organized, validly existing and in good standing under the laws of the state of their incorporation, and (b) have the corporate power to own and operate their properties, to lease the properties they operate, and to conduct the businesses in which they are currently engaged.

   2. The Guarantors have the corporate power to make, deliver and perform the Affirmation, Restatement and Joinder and have taken all necessary corporate action to authorize the execution, delivery and performance of the Affirmation, Restatement and Joinder. No consent or authorization of, filing with, or other act by or in respect of any public authority, is required of the Guarantors in connection with the execution or delivery of the Affirmation, Restatement and Joinder.

   3. The Affirmation, Restatement and Joinder has been duly executed and delivered on behalf of the Guarantors.

   4. The execution and delivery of the Affirmation, Restatement and Joinder will not violate any Requirement of Law or, to my knowledge any material Contractual Obligation of the Guarantors and to my knowledge will not result in, or require, the creation or imposition of any Lien on any of the Guarantors' properties or revenues pursuant to any Requirement of Law or any material Contractual Obligation.

   5. To my knowledge, there is no litigation, investigation or proceeding of or before any arbitrator or public authority that is pending or threatened by or against the Guarantors or against any of their properties or revenues
(a) with respect to the Affirmation, Restatement and Joinder or any of the transactions contemplated thereby, or (b) which, if adversely determined, would have a material adverse effect on the financial condition of the Guarantors, the ability of the Guarantors to perform its obligations under the Affirmation, Restatement and Joinder, or the validity or enforceability of the Affirmation, Restatement and Joinder or the rights or remedies of the Agents or the Lenders thereunder, except as described in the financial statements or in the notes thereto referred to in subsection 6.1 of the Credit Agreement, or the Schedule of Litigation attached to the Credit Agreement.

   I am a member of the bar of the State of Maryland and the opinions set forth herein are limited solely to Federal law and the laws of the State of Maryland except that I have examined the corporate laws of the State of Delaware solely for the purpose of rendering the opinions concerning the organization of Brock, and the due authorization of the execution and delivery of the Affirmation, Restatement and Joinder by Brock.

   The opinions expressed in this letter are solely for the use of the Documentation Agent, the Administrative Agent and the Lenders, and these opinions may not be relied on by any other persons without my express prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.


                                                     Very truly yours,




                                                             EXHIBIT E-2


         [Form of Legal Opinion of Piper & Marbury L.L.P.]




                                          , 1997
                            ---------------



To the Agents and Lenders listed in
  Schedule I annexed hereto
c/o The Chase Manhattan Bank, as Documentation Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

   We have acted as counsel for The Ryland Group, Inc., a Maryland corporation (the "Company"), in connection with the execution and delivery of the Second
Amended and Restated Credit Agreement dated as of             , 1997 (the
"Credit Agreement") among the Company, the lenders (the "Lenders") and Co-Agents parties thereto, The Chase Manhattan Bank, as Syndication Agent and Documentation Agent and NationsBank, N.A., as Administrative Agent for the Lenders, and the execution, issuance and delivery pursuant thereto of the Revolving Credit Notes and the Short Term Funding Line Notes of the Company, dated the date hereof (the "Notes").

   This opinion is delivered to you pursuant to subsection 5.1(f) of the Credit Agreement. Terms used herein which are defined in the Credit Agreement shall have the respective meanings set forth in the Credit Agreement, unless otherwise defined herein.

   For purposes of this opinion, we have examined the following documents:

   (i)  the Credit Agreement and Notes;

   (ii)  the Charter and By-Laws of the Company;

   (iii)  the records of the corporate proceedings of the Company; and

   (iv) such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

   In reaching the opinions set forth below, we have assumed, and to our knowledge there are no facts inconsistent with, the following:

   (a) each of the parties thereto (other than the Company) has duly and validly executed and delivered each instrument, document, and agreement executed in connection with the Credit Agreement to which such other party is a signatory and that such party's obligations set forth therein are its legal, valid and binding obligations, enforceable in accordance with their respective terms;

   (b) each person executing any such instrument, document or agreement on behalf of any such party (other than the Company) is duly authorized to do so;

   (c) each natural person executing any such instrument, document or agreement is legally competent to do so;

   (d) there are no modifications or waivers of or amendments to the Credit Agreement; and

   (e) all documents submitted to us as originals are authentic; all documents submitted to us as certified or photostatic copies conform to the original documents; all signatures on all documents submitted to us for examination are genuine; and all public records reviewed are accurate and complete.

   Based on our review of the foregoing and subject to the assumptions and qualifications set forth herein, it is our opinion that, as of the date of this letter:

   1. The Company (a) is duly organized, validly existing and in good standing under the laws of State of Maryland and (b) has the corporate power to own and operate its property, to lease the property it operates and to conduct the business in which it is currently engaged.

   2. The Company has the corporate power to make, deliver and perform the Credit Agreement and the Notes and to borrow thereunder and has taken all necessary corporate action to authorize the borrowings on the terms and conditions of the Credit Agreement and the Notes and to authorize the execution, delivery and performance of the Credit Agreement and the Notes. No consent or authorization of, filing with, or other act by or in respect of any public authority, is required of the Company in connection with the borrowings thereunder or with the execution or delivery of the Credit Agreement or the Notes.

   3. The Credit Agreement and each of the Notes have been duly executed and delivered on behalf of the Company, and the Credit Agreement constitutes, and each of the Notes when value is received therefor will constitute, legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles (whether enforcement is sought by proceedings in equity or at law).

   4. The execution and delivery of the Credit Agreement and the Notes will not violate any Requirement of Law.

   5. The Company is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company
Act of 1940, as amended.

   6. The Company is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

   7. All principal and unpaid interest of the Company under the Credit Agreement and the Notes (including interest accruing after the occurrence of any event described in Section 8(f) of the Credit Agreement, whether or not such interest constitutes an allowed claim in any proceeding referred to in Section 8(f) of the Credit Agreement) constitutes "Senior Debt" as such term is used in the 1992 Subordinated Debt Indenture.

   We are members of the bar of the State of Maryland and the opinions set forth herein are limited solely to Federal law and the laws of the State of Maryland. We note that the Credit Agreement and the Notes are by their terms governed by the laws of the State of New York and we have, for purposes of this opinion, assumed that the Credit Agreement and the Notes are governed by the laws of the State of Maryland.

   The opinions expressed in this letter are solely for the use of the Documentation Agent, the Administrative Agent and the Lenders, and these opinions may not be relied on by any other persons without our express prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.

                                                  Very truly yours,




                [Form of Legal Opinion of Piper & Marbury L.L.P.]
                    [Affirmation, Restatement and Joinder]





                                             , 1997
                                -------------



To the Agents and Lenders listed in
  Schedule I annexed hereto
c/o The Chase Manhattan Bank, as Documentation Agent
270 Park Avenue
New York, New York 10017

Dear Sirs:

   We have acted as counsel for M.J. Brock & Sons, Inc., a Delaware corporation (the "Guarantor"), in connection with the execution and delivery
of the Affirmation, Restatement and Joinder dated as of         , 1997 (the
"Affirmation, Restatement and Joinder") in connection with the execution and
delivery of the Affirmation, Restatement and Joinder dated as of         ,
1997 (the "Affirmation, Restatement and Joinder") in connection with the
Second Amended and Restated Credit Agreement, dated as of         , 1997 (the
"Credit Agreement") among the Company, the lenders (the "Lenders") and Co-Agents parties thereto, The Chase Manhattan Bank, as Syndication Agent and Documentation Agent and NationsBank, N.A., as Administrative Agent.

   This opinion is delivered to you pursuant to subsection 5.1(f) of the Credit Agreement. Terms used herein which are defined in the Affirmation, Restatement and Joinder or the Credit Agreement shall have the respective meanings set forth in the Affirmation, Restatement and Joinder or the Credit Agreement, unless otherwise defined herein.

   For purposes of this opinion, we have examined the following documents:


   (i)   the Affirmation, Restatement and Joinder;

  (ii)   the Charter and By-Laws of the Guarantor;

 (iii)   the records of the corporate proceedings of the Guarantor; and

  (iv) such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the limitations, assumptions, and qualifications noted below.

   In reaching the opinion set forth in paragraph 3 below, we have assumed that at each time the Guarantor incurs an obligation under the Guaranty, the Guarantor, after giving effect to such obligation, had the ability to pay its debts as such debts mature and that the Guarantor was solvent.

   Based on and subject to the foregoing, it is our opinion that, as of the date of this letter:

   1. The Guarantor (a) is duly organized, validly existing and in good standing under the laws of the state of Delaware and (b) has the corporate power to own and operate its properties, to lease the properties it operates, and to conduct the business in which it is currently engaged.

   2. The Guarantor has the corporate power to make, deliver and perform the Affirmation, Restatement and Joinder and has taken all necessary corporate action to authorize the execution, delivery and performance of the Affirmation, Restatement and Joinder. No consent or authorization of, filing with, or other act by or in respect of any public authority, is required of the Guarantor in connection with the execution or delivery of the Affirmation, Restatement and Joinder.

   3. The Affirmation, Restatement and Joinder has been duly executed and delivered on behalf of the Guarantor, and the Affirmation, Restatement and Joinder constitutes a legal, valid and binding obligation of the Guarantor enforceable against the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles (whether enforcement is sought by proceedings in equity or at law).

   4. The execution and delivery of the Affirmation, Restatement and Joinder will not violate any Requirement of Law.

   5. The Guarantor is not an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

   6. The Guarantor is not a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

   We are members of the bar of the State of Maryland and the opinions set forth herein are limited solely to Federal law and the laws of the State of Maryland except that we have examined the corporate laws of the State of Delaware solely for the purpose of rendering the opinions concerning the organization of the Guarantor, and the due authorization of the execution and delivery of the Affirmation, Restatement and Joinder by the Guarantor.

   The opinions expressed in this letter are solely for the use of the Documentation Agent, the Administrative Agent and the Lenders, and these opinions may not be relied on by any other persons without our express prior written approval. The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions should be inferred beyond the matters expressly stated.


                                                    Very truly yours,




                                                              EXHIBIT F


                       FORM OF ASSIGNMENT AND ACCEPTANCE


   Reference is made to the Second Amended and Restated Credit Agreement,
dated as of          , 1997 (as amended, supplemented or otherwise modified
from time to time, the "Credit Agreement"), among The Ryland Group, Inc., a Maryland corporation (the "Company"), the Lenders and Co-Agents parties thereto, The Chase Manhattan Bank, as Syndication Agent and Documentation Agent and NationsBank, N.A., as Administrative Agent for the Lenders. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined and the meanings assigned to terms defined herein or in the Credit Agreement shall be equally applicable to both the singular and plural forms of such terms. This Assignment and Acceptance, between the Assignor (as set forth on Schedule 1 hereto and made a part hereof) and the Assignee (as set forth on Schedule 1 hereto and made a part hereof) and for the benefit of the Company and the Administrative Agent, is dated as of the Transfer Effective Date (as set forth on Schedule 1 hereto and made a part hereof, the "Transfer Effective Date").

   (i) The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as
of the Transfer Effective Date, a    % interest (the "Assigned Interest") in
and to the Assignor's rights and obligations under the Credit Agreement with respect to each credit facility contained in the Credit Agreement as are set forth on Schedule 1 (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1; provided, however, it is expressly understood and agreed that the Assignor is not assigning to the Assignee and the Assignor shall retain (A) all of the Assignor's rights and obligations under subsections 2.16, 2.17 and 2.18 of the Credit Agreement with respect to any cost, reduction or payment incurred or made prior to the Transfer Effective Date, including, without limitation the rights to indemnification and to reimbursement for taxes, costs and expenses and (B) any and all amounts paid to the Assignor prior to the Transfer Effective Date and both Assignor and Assignee shall be entitled to the benefits of subsection 10.5 of the Credit Agreement.

2. The Assignor (i) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Loan Document or any other instrument or document furnished pursuant thereto, other than that it has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company, any of its Subsidiaries or any other obligor or the performance or observance by the Company, any of its Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant hereto or thereto; and (iii) attaches the Notes held by it evidencing the Assigned Facilities and requests that the Administrative Agent exchange such Notes for new Notes payable to the Assignor (if the Assignor has retained any interest in the Assigned Facility) and new Notes payable to the Assignee in the respective amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Transfer Effective Date).

3. The Assignee, for the benefit of the Assignor, the Agents and the Company, (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to subsection 4.1 and 6.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance;
(iii) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other person which has become a Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) appoints and authorizes the Administrative Agent and the Documentation Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent and the Documentation Agent by the terms thereof, together with such powers as are incidental thereto; and (v) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to subsection
2.17 of the Credit Agreement to deliver the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement.

4. Following the execution of this Assignment and Acceptance, it will be delivered to the Company and the Administrative Agent, together with payment to the Administrative Agent of a registration and processing fee of $2,500, for acceptance by the Company and the Administrative Agent, which acceptance shall not be unreasonably withheld, and recording by the Administrative Agent pursuant to subsections 10.6(d) and 10.6(e) of the Credit Agreement, effective as of the Transfer Effective Date (which shall not, unless otherwise agreed to by the Administrative Agent, be earlier than five Business Days after the date of acceptance and recording by the Company and the Administrative Agent of the executed Assignment and Acceptance).

5. Upon such acceptance and recording, from and after the Transfer Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to the Transfer Effective Date or accrue subsequent to the Transfer Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Transfer Effective Date or with respect to the making of this assignment directly between themselves.

6. From and after the Transfer Effective Date, (i) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the other Loan Documents and shall be bound by the provisions thereof and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations, and release the Company from its obligations to the Assignor (other than with respect to indemnities which by their terms survive repayment of the Notes under the Credit Agreement).

7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.


   IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed by their respective duly authorized officers on
Schedule 1 hereto.

Schedule 1 to Assignment and Acceptance relating to the Second Amended and
Restated Credit Agreement, dated as of          , 1997, among The Ryland
Group, Inc., a Maryland corporation, the lenders from time to time parties thereto and NationsBank, N.A., as administrative agent (the "Credit Agreement")

Name of Assignor:

Name of Assignee:

Transfer Effective Date of Assignment:


                                                 Percentage (as defined
                                                 in the Credit Agreement)
Assigned                    Commitment           Assigned (to at least
Facility                    Amount Assigned      fifteen decimals)
--------                    ----------------     -------------------------
Revolving Credit
Commitments














                                               [ASSIGNEE]


                                               By:
                                                  Name:
                                                  Title:


                                               [ASSIGNOR]


                                              By:
                                                 Name:
                                                 Title:


Accepted:

THE RYLAND GROUP, INC.


By:
   Name:
   Title:


NATIONSBANK, N.A.,
   as Administrative Agent,


By:
   Name:
   Title:



                                                                  EXHIBIT G

                 FORM OF COMPLIANCE CERTIFICATE

Figures for reporting period ending:

   Pursuant to subsection 6.2(b) of the Second Amended and Restated Credit
Agreement dated as of             , 1997 (as amended, supplemented or
otherwise modified from time to time, the "Credit Agreement"), among The Ryland Group, Inc. (the "Company"), the Lenders and Co-Agents named therein, The Chase Manhattan Bank (formerly known as Chemical Bank) as Syndication Agent and Documentation Agent and NationsBank, N.A., as Administrative Agent for the Lenders, the undersigned, the duly elected, qualified and acting Responsible Officer of the Company, hereby certifies that:

   (a) To the best of such Responsible Officer's knowledge, the Company and each of its Subsidiaries has, during the period or periods referred to above or with respect to each covenant as set forth below, observed and performed all of its covenants and other agreements, and satisfied every condition, contained in the Credit Agreement to be observed, performed or satisfied by such party, and as of the date hereof such Responsible Officer has obtained no knowledge of any Default or Event of Default except as follows:

   (b) The calculations set forth below with respect to the covenants listed below, and the information set forth in Appendix A hereto, are based upon the financial statements of the Company and its Subsidiaries for the fiscal quarter of the Company ended

7.1   Financial Condition Covenants: (a), (b), (c), (d)

   (a) Maintenance of Consolidated Net Worth of the Company

       Covenant-Requirement that the Borrower Maintain a minimum level of Net Worth on a consolidated basis. The amount permitted is based upon the following:

       Consolidated Net Worth shall not be less than:

       (i)  $260,000,000 on 3/31/97
      (ii) or on the last day of any quarter after 3/31/97:
          $260,000,000 + 50% of positive Consolidated Net Income
          + Equity Proceeds

Minimum Consolidated Net Worth
                                                         -------------------

+ 50% of Consolidated Net Income
at the end of the reporting period                       -------------------
=
                                                         -------------------
Consolidated Net worth at the end
of the reporting period                                  -------------------

Cushion (Violation)
                                                         -------------------


(b) Maintenance of Total Liabilities in Relation to Adjusted Consolidated Tangible Net Worth of the Homebuilding Segment.

     Covenant Limitation on total Homebuilding debt based on a formula. The formula limitation is as follows:

     Combined Total Liabilities of Homebuilding Segment ("CTLHS") not to exceed a multiple of Adjust Consolidated Tangible
Net Worth ("ACTNW") as set forth below:

                    ACTNW  =

                    i) The first $218,000,000 of ACTNW X 2.75
                   ii) Plus amount ACTNW exceeds
                       $218,000,000 X 2.00

                    Permitted CTLHS

                    Total CTLHS

                    Cushion (Violation)

   provided, that in the event that Fixed Charge Coverage is less than 1.75X for any two consecutive quarters the multipliers specified in clauses i) and ii) (i.e. 2.75 and 2.00) shall be reduced by .25 and subsequently reduced by 0.1 for each quarter thereafter until such quarter that the Fixed Charge coverage is greater or equal to 1.75.

                                                 Quarter
FIXED CHARGE COVERAGE
Compliance (yes, no)
Required Reduction

(c)                       Maintenance of Fixed Charge Coverage.

                          Covenant - Fixed Charge not to be less than 1.5 to 1
for any three consecutive quarters.

                            Quarter Ended    Quarter Ended    Quarter Ended
                            -------------    -------------    -------------
Fixed Charge Coverage=

Ratio of Homebuilding:
   Pre-Tax Income
  +Depr & Amort.
  +Previously Capitalized
   Interest Expensed in COS
  +Greater of
  i)FSS Dividends
 ii)50% FSS Pretax Income
  +Cash Distributions
   from Joint Ventures
  +Equity interest in
   earnings (loss) of
   joint ventures
  +Interest Expensed
                           --------------    ---------------    --------------
   Total

to

   Cash interest expense
  +Cash interest expense
   constituting capitalized
   interest

                           --------------    ---------------    --------------
   Total

   Resulting Fixed
    Charge Coverage


(d)  Maintenance of Net Worth of the Financial Services Segment

   Covenant - Financial Services Segment total liabilities to
              Consolidated Adjusted Net Worth must be less than or equal to 8.0 to 1.0 at all times.

FSS Total Liabilities
----------------------             =
FSS Cons. Adj. Net Worth

Compliance (yes/no)


7.2  Limitation of Indebtedness:
c Limitation of purchase money mortgage debt and assets pledged

  Total Purchase Money Mortgage Debt (Land Notes)
                                                             ---------------
  Aggregate Capitalized Cost of Pledged Assets
                                                             ---------------
  At least 50% of Aggregate Capitalized Cost of
  Pledged Assets have been financed with Purchase
  Money Mortgage Debt                                                       %
                                                             ---------------
  Aggregate Capitalized Cost of Pledged Assets
  Limit (including JV Assets)
                                                             ---------------
  Aggregate Capitalized Cost of Pledged Assets
  at end of reporting period (see attached schedule)                        %
                                                             ---------------

         Cushion (Violation)                                =
                                                             ---------------

(m) Limitation on debt incurred to finance the acquisition of Fixed or Capital Assets

  Total Financing incurred to acquire Fixed or Capital Assets
                                                              ---------------
  Limitation on Fixed or Capital Asset Financing
                                                             ----------------

         Cushion (Violation)                                =
                                                             ----------------

7.4  Limitation of Guarantee Obligations (a) (b)

(a)  Covenant - Guarantees by Homebuilding Segment of Ryland
    Financial Division indebtedness subject to limitations
i)  $50MM plus if a positive number,
                                                               --------------
  ii)A)FSS dividends less B) excess of 1)TRG
     Common Stock dividends over 2) 50% of Consol
     Net Income of Homebuilding Segment
                                                               ---------------

  Total such Guarantees
                                                               ---------------

  Total such Investments
                                                               ---------------

Total of Investments and Guarantees
                                                              ----------------

                  Cushion (Violation)
                                                              ----------------

(b)  Covenant - Limitation of other Guarantees

  Total joint venture and third party guarantees
                                                              ----------------

  Limit:  .25 X Adjusted Consolidated Tangible Net Worth
                                                              ----------------

  Cushion (Violation)
                                                             -----------------

  Total joint venture guarantees
                                                             -----------------

Limit:  .15 X Adjusted Consolidated Tangible Net Worth
                                                             -----------------

                 Cushion (Violation)
                                                            ------------------

7.8  Limitation on Investments c (d) (e) (g)

  c Covenant - Acquisitions of same-business business units by the Homebuilding Segment

i)  Amount of aggregate consideration paid during any fiscal year ending after December 31, 1996
                                                             ----------------

   Permitted Amount (25% of ACTNW for prior fiscal year)       ----------------

                 Cushion (Violation)
                                                               ----------------

ii)  Amount of aggregate consideration paid from
     the Closing Date
                                                               ----------------

     Limitation on aggregate amount of consideration paid
                                                               ----------------

                 Cushion (Violation)
                                                               ----------------

(d) Covenant - Other acquisitions of business units as permitted by subsection 7.8(d)

  Total
                                                              -----------------

   Limit                                                      -----------------

               Cushion (Violation)
                                                              -----------------


(e) Covenant - Investments in joint ventures as permitted by subsection 7.8(e)

Investments made from April 1, 1995 in JVs
                                                             ----------------

  Limit (the sum of (i) $41,500,000 plus (ii) cash
  distributions from JVs from 4-1-95 plus (iii) 15%
  of Adjusted Cons. Net Income of Company since
  4-1-95 to prior quarter end.
                                                               -----------------

   Total
                                                              ------------------

              Cushion (Violation)
                                                              ------------------


(g)  Covenant - Investments by Homebuilding Segment in
    Ryland Financial Division subject to limitations

i)  $50MM plus if a positive number,
                                                           ------------------
ii)  A) FSS dividends less B) excess of 1)TRG Common
        Stock dividends over 2) 50% of Consol Net Income
        of Homebuilding Segment
                                                              ------------------

   Total such Guarantees
                                                             -------------------

   Total such Investments
                                                             ------------------

   Total of Investments and Guarantees
                                                             ------------------

   Cushion (Violation)
                                                             ------------------

(j) Loans and Advances to employees in connection with incentive or stock purchase plans subject to Limitation

   Total Employee Loans
                                                            -------------------

   Limit
                                                            -------------------


                Cushion (Violation)
                                                           --------------------


7.11  Limitation on Inventory

  Coventant - Limitation of permitted level of inventory

(a)  Unsold land held at the end of any month not to exceed
       20% of Adjusted Consolidated Tangible Net Worth.

   Adjusted Consolidated Tangible Net Worth X 20%
                                                             ------------------

   Total Unsold Land Held
                                                             ------------------

                Cushion (Violation)
                                                             ------------------

(b) Unsold land Under Development is not to exceed an amount equal to 150% of Adjusted Consolidated
    Tangible Net Worth.

 Adjusted Consolidated Tangible Net Worth
                                                         -------------------

   Adjusted Consolidated Tangible Net Worth X 150%
                                                            -------------------

   Total Unsold Land Under Development
                                                            -------------------

                Cushion (Violation)
                                                            -------------------

   c The ratio of the average over the previous six months level of 1) Unsold Land Held plus, 2) Unsold Land Under Development, plus 3) Unsold Housing Inventory divided by Total Housing Inventory not to exceed .75 to 1

                              Monthly Inventory (000's)
                     -----------------------------------------
                     Month  Month  Month  Month  Month  Month
                     -----  -----  -----  -----  -----  -----
Unsold Land
Held                                                            /6=
Unsold Land
Under Dev                                                       /6=
Unsold Housing
Inventory                                                       /6=
AVERAGE TOTOAL Unsold Housing Inventory
AVERAGE TOTAL Housing Inventory

Ratio of Unsold Housing Inventory to Total Housing Inventory    =


  Provided that in the event that Fixed Charge Coverage is less than 1.20 for two consecutive quarters, then for each subsequent quarter total land purchases are limited to 50% of the average quarterly purchase cost of land included in "Cost of Goods Sold" for the four fiscal quarters prior to each quarter effective until such quarter that Fixed Charge Coverage is greater than 1.20.

Fixed Charge Coverage Last Two Fiscal Quarters:

If test not met, quarterly land purchase detail for prior 4 fiscal quarters to be included.


It is understood that the foregoing descriptions of provisions of the Credit Agreement are for convenience of reference only, and are not to affect the construction of, or to be taken into consideration in the interpretation of , the terms and provisions of the Credit Agreement.

IN WITNESS WHEREOF, I hereto set my name.


                                        Name:  Bruce Haase
                                        Title:  Treasurer
                                        Date:




                                    Appendix A
                        Supporting Financial Information
                           Compliance Certificate
                            For the Period Ending

                            ----------------------



Adjusted Consolidated Tangible Net Worth (ACTNW):
      Consolidated Tangible Net Worth
                                                           ------------------
    Less Intangibles
                                                           ------------------
    Less Equity in Ryland Financial Division
                                                           ------------------
    Less Equity in joint ventures with debt greater than
      25% of joint ventures total assets
                                                           ------------------

                                 ACTNW
                                                           ------------------

Adjusted Consolidated Net Income
                                 ------------------


                                                            -----------------

                                                           ------------------
   X15%
                                                            -----------------



                                                                    EXHIBIT H

            [FORM OF] AFFIRMATION, RESTATEMENT AND JOINDER



   Reference is made to the (i) Amended and Restated Credit Agreement, dated as of July 19, 1995 (the "Existing Credit Agreement"), among The Ryland Group, Inc., a Maryland corporation, the several lenders and Co-Agents party thereto, The Chase Manhattan Bank, as Documentation Agent and Syndication Agent and NationsBank, N.A., as Administrative Agent and (ii) the Second Amended and
Restated Credit Agreement, dated as of            , 1997 (the "Second Amended
and Restated Credit Agreement"), among The Ryland Group, Inc., a Maryland corporation, the several lenders and Co-Agents party thereto, The Chase Manhattan Bank, as Documentation Agent and Syndication Agent and NationsBank, N.A., as Administrative Agent. All capitalized terms used herein that are not otherwise defined herein shall have the respective meanings ascribed thereto in the Existing Credit Agreement or the Second Amended and Restated Credit Agreement as the context may require.

   1. Joinder. [NAME OF NEW GUARANTOR], a [JURISDICTION OF ORGANIZATION OF NEW GUARANTOR/FORM OF ORGANIZATION OF NEW GUARANTOR] is hereby joined as a party to the Guaranty, dated as of July 19, 1995, delivered under the Existing Credit Agreement, and agrees that by its execution hereof (i) it shall be deemed to have executed the Guaranty, and is a Guarantor thereunder for all purposes thereof, (ii) it hereby makes the guarantee contained therein, and undertakes, covenants and agrees to all of the obligations, agreements, waivers and other provisions under the Guaranty as a Guarantor thereunder, and
(iii) it hereby affirms and makes all of the representations and warranties made by each Guarantor under the Guaranty.

   2. Affirmations; Representations. In connection with the Second Amended and Restated Credit Agreement, each of the undersigned hereby acknowledges receipt thereof and hereby (i) affirms its obligations under each Loan Document to which it is a party, and affirms and agrees that each such Loan Document is and shall remain in full force and effect, in each case upon and after giving effect to the Second Amended and Restated Credit Agreement and
(ii) represents and warrants to the Lenders that all representations and warranties made by it under each Loan Document to which it is a party are true and correct as if made on the date hereof, in each case upon and after giving effect to the Second Amended and Restated Credit Agreement and to the affirmations and agreements set forth herein.

   3. References. Each of the undersigned parties further agrees that (i) each reference in each Loan Document to the "Credit Agreement" or "Amended and Restated Credit Agreement" shall hereafter include reference to the Second Amended and Restated Credit Agreement, (ii) each guarantee and other obligation and agreement made, undertaken or agreed to by it in respect of or by reference to the "Credit Agreement" or "Amended and Restated Credit Agreement", any term defined therein or any obligations thereunder shall be deemed to have been, and hereby is, made, undertaken and agreed to, as the case may be, in respect of the Second Amended and Restated Credit Agreement, the terms defined therein and the obligations thereunder, as applicable, and
(iii) each Loan Document is hereby affirmed, amended and restated to the extent necessary to effectuate the foregoing.

   Each of the undersigned hereby consents to the Company's entering into the Second Amended and Restated Credit Agreement and agrees that the Obligations as defined in the Guaranty shall include the unpaid principal of and interest on the Notes and all other obligations and liabilities of the Company to the Administrative Agent, the Documentation Agent or the Lenders, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under, out of, or in connection with, the Second Amended and Restated Credit Agreement, the Notes or any other documents made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses (including without limitation, all fees and disbursements of counsel to the Administrative Agent, the Documentation Agent or any Lender) or otherwise.

Dated as of:               , 1997


                                                 [GUARANTOR]


By:

   Title:

[GUARANTOR]



By:

   Title:




(..continued)